Exhibit 2.1













          __________________________________________________________




                         AGREEMENT AND PLAN OF MERGER


                                    Between


                            CYRUS ACQUISITION CORP.

                                      and

                           GENERAL HOST CORPORATION



                         Dated as of November 22, 1997





          __________________________________________________________

                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

                                   THE OFFER  . . . . . . . . . . . . . . .  2
         SECTION 1.1      The Offer . . . . . . . . . . . . . . . . . . . .  2
         SECTION 1.2      Company Action  . . . . . . . . . . . . . . . . .  3

                                  ARTICLE II

                                  THE MERGER  . . . . . . . . . . . . . . .  4
         SECTION 2.1      The Merger  . . . . . . . . . . . . . . . . . . .  4
         SECTION 2.2      Effective Time  . . . . . . . . . . . . . . . . .  4
         SECTION 2.3      Effects of the Merger . . . . . . . . . . . . . .  4
         SECTION 2.4      Certificate of Incorporation; By-Laws . . . . . .  4
         SECTION 2.5      Directors and Officers  . . . . . . . . . . . . .  5
         SECTION 2.6      Conversion of Securities  . . . . . . . . . . . .  5
         SECTION 2.7      Dissenting Shares . . . . . . . . . . . . . . . .  6
         SECTION 2.8      Surrender of Shares . . . . . . . . . . . . . . .  6
         SECTION 2.9      No Further Transfer or Ownership Rights . . . . .  8
         SECTION 2.10     Treatment of Options  . . . . . . . . . . . . . .  8

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . .  9
         SECTION 3.1      Organization and Qualification;
                                  Subsidiaries  . . . . . . . . . . . . . .  9
         SECTION 3.2      Certificate of Incorporation and By-Laws  . . .   10
         SECTION 3.3      Capitalization  . . . . . . . . . . . . . . . .   10
         SECTION 3.4      Authority Relative to This Agreement  . . . . .   11
         SECTION 3.5      No Conflict; Required Filings and Consents  . .   12
         SECTION 3.6      Compliance  . . . . . . . . . . . . . . . . . .   13
         SECTION 3.7      SEC Filings; Financial Statements . . . . . . .   13
         SECTION 3.8      Absence of Certain Changes or Events  . . . . .   14
         SECTION 3.9      Absence of Litigation . . . . . . . . . . . . .   14
         SECTION 3.10     Employee Benefit Plans  . . . . . . . . . . . .   15
         SECTION 3.11     Tax Matters . . . . . . . . . . . . . . . . . .   17
         SECTION 3.12     Offer Documents; Proxy Statement  . . . . . . .   17
         SECTION 3.13     Environmental Matters . . . . . . . . . . . . .   18
         SECTION 3.14     Material Contracts  . . . . . . . . . . . . . .   20
         SECTION 3.15     Permits . . . . . . . . . . . . . . . . . . . .   20
         SECTION 3.16     Properties  . . . . . . . . . . . . . . . . . .   20
         SECTION 3.17     Intellectual Property . . . . . . . . . . . . .   22
         SECTION 3.18     Management Information Systems  . . . . . . . .   22
         SECTION 3.19     Affiliate Transactions  . . . . . . . . . . . .   22
         SECTION 3.20     Approvals; Vote Required  . . . . . . . . . . .   23
         SECTION 3.21     Brokers . . . . . . . . . . . . . . . . . . . .   23
         SECTION 3.22     Rights Agreement  . . . . . . . . . . . . . . .   23


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . .   24
         SECTION 4.1      Corporate Organization  . . . . . . . . . . . .   24
         SECTION 4.2      Certificate of Incorporation and By-Laws  . . .   24

         SECTION 4.3      Authority Relative to This Agreement  . . . . .   24
         SECTION 4.4      No Conflict; Required Filings and Consents  . .   24
         SECTION 4.5      Offer Documents; Proxy Statement  . . . . . . .   25
         SECTION 4.6      Debt Financing  . . . . . . . . . . . . . . . .   26
         SECTION 4.7      Equity Financing  . . . . . . . . . . . . . . .   26
         SECTION 4.8      Brokers . . . . . . . . . . . . . . . . . . . .   26

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER  . . . . . . .   26
         SECTION 5.1      Conduct of Business of the Company Pending
                                  the Merger  . . . . . . . . . . . . . .   26

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS  . . . . . . . . . . .   29
         SECTION 6.1      Shareholders Meeting  . . . . . . . . . . . . .   29
         SECTION 6.2      Proxy Statement . . . . . . . . . . . . . . . .   30
         SECTION 6.3      Company Board Representation; Section 14(f) . .   31
         SECTION 6.4      Access to Information; Confidentiality  . . . .   32
         SECTION 6.5      No Solicitation of Transactions . . . . . . . .   32
         SECTION 6.6      Benefits Matters  . . . . . . . . . . . . . . .   33
         SECTION 6.7      Directors' and Officers' Indemnification
                                  and Insurance . . . . . . . . . . . . .   35
         SECTION 6.8      Notification of Certain Matters . . . . . . . .   35
         SECTION 6.9      Further Action; Reasonable Best Efforts . . . .   35
         SECTION 6.10     Public Announcements  . . . . . . . . . . . . .   37
         SECTION 6.11     Cancellation of Common Stock Equivalents  . . .   38
         SECTION 6.12     Disposition of Litigation . . . . . . . . . . .   38
         SECTION 6.13     Equity Contribution . . . . . . . . . . . . . .   38
         SECTION 6.14.    Anti-Dilution . . . . . . . . . . . . . . . . .   38
         SECTION 6.15.    Support Agreement . . . . . . . . . . . . . . .   39

                                  ARTICLE VII

                             CONDITIONS OF MERGER   . . . . . . . . . . .   39
         SECTION 7.1      Conditions to Obligation of Each Party to
                                  Effect the Merger . . . . . . . . . . .   39

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER  . . . . . . . .   39
         SECTION 8.1      Termination . . . . . . . . . . . . . . . . . .   39
         SECTION 8.2      Effect of Termination . . . . . . . . . . . . .   41
         SECTION 8.3      Fees and Expenses . . . . . . . . . . . . . . .   42
         SECTION 8.4      Amendment . . . . . . . . . . . . . . . . . . .   42
         SECTION 8.5      Waiver  . . . . . . . . . . . . . . . . . . . .   42

                                  ARTICLE IX

                              GENERAL PROVISIONS  . . . . . . . . . . . .   43
         SECTION 9.1      Non-Survival of Representations, Warranties
                                  and Agreements  . . . . . . . . . . . .   43
         SECTION 9.2      Notices . . . . . . . . . . . . . . . . . . . .   43
         SECTION 9.3      Certain Definitions . . . . . . . . . . . . . .   44
         SECTION 9.4      Severability  . . . . . . . . . . . . . . . . .   45
         SECTION 9.5      Entire Agreement; Assignment  . . . . . . . . .   45

         SECTION 9.6      Parties in Interest . . . . . . . . . . . . . .   45
         SECTION 9.7      Governing Law . . . . . . . . . . . . . . . . .   46
         SECTION 9.8      Headings  . . . . . . . . . . . . . . . . . . .   46
         SECTION 9.9      Counterparts  . . . . . . . . . . . . . . . . .   46


Annex A -  Offer Conditions
Annex B -  Debt Offer Terms
Annex C -  Amendment to Company Certificate of Incorporation

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of November 22, 1997 (the "Agreement"), between CYRUS ACQUISITION CORP., a New York corporation ("Purchaser"), and GENERAL HOST CORPORATION, a New York corporation (the "Company").

          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and the shareholders of the Company to enter into this Agreement with Purchaser, providing for the merger (the "Merger") of Purchaser with and into the Company in accordance with the New York Business Corporation Law (the "NYBCL") and the other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Board of Directors of Purchaser has approved the Merger of Purchaser with and into the Company and such other transactions in accordance with the NYBCL upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Company and Purchaser have agreed that, upon the terms and subject to the conditions contained herein, Purchaser shall commence an offer (the "Offer") to purchase for cash all of the issued and outstanding shares of common stock, par value $1.00 per share (referred to herein as either the "Shares" or "Company Common Stock"), of the Company and the associated Company Common Stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 7, 1990 and subsequently amended by Amendment No. 1 thereto, dated as of March 1, 1995, between the Company and ChaseMellon Shareholder Services, as successor to Chemical Bank (the "Rights Agreement"); and

          WHEREAS, as a condition to its willingness to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has required that a principal shareholder (the "Supporting Shareholder") agree to tender and vote Shares (as hereinafter defined) owned by him in the Offer in accordance with the Support Agreement (as hereinafter defined) and to take such other actions provided for therein; and in order to induce Purchaser to enter into this Agreement, the Supporting Shareholder has agreed to execute and deliver the Support Agreement, dated as of the date hereof, between Purchaser and the Supporting Shareholder (the "Support Agreement").

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and the Company hereby agree as follows:


                                   ARTICLE I

                                   THE OFFER

          SECTION 1.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and no event shall have occurred and no circumstance shall exist which would result in a failure to satisfy any of the conditions or events set forth in Annex A hereto (the "Offer Conditions"), Purchaser shall, as soon as reasonably practicable after the date hereof (and in any event within five business days from the date of public announcement of the execution hereof), commence the Offer at a price of $5.50 per Share (and associated Right), net to the seller in cash. The obligation of Purchaser to accept for payment Shares tendered pursuant to the Offer shall be subject to the satisfaction of the Offer Conditions.
Purchaser expressly reserves the right, in its sole discretion, to waive any such condition (other than the Minimum Condition as defined in the Offer Conditions) and make any other changes in the terms and conditions of the Offer, provided that, unless previously approved by the Company in writing, no change may be made which decreases the price per Share payable in the Offer, changes the form of consideration payable in the Offer (other than by adding consideration), reduces the maximum number of Shares to be purchased in the Offer, or imposes conditions to the Offer in addition to those set forth herein which are adverse to holders of the Shares. The initial expiration date of the Offer shall be 20 business days following (and inclusive of) the date of commencement. Purchaser covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the Offer Conditions, it will accept for payment and pay for Shares as soon as it is permitted to do so under applicable law, provided that Purchaser shall have the right, in its sole discretion, to extend the Offer from time to time for up to an aggregate of 20 business days, notwithstanding the prior satisfaction of the Offer Conditions. It is agreed that the Offer Conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (including any action or inaction by Purchaser) or, except with respect to the Minimum Condition, may be waived by Purchaser, in whole or in part at any time and from time to time, in its sole discretion.

          (b) As soon as reasonably practicable on the date the Offer is commenced, Purchaser shall file a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer with the Securities and Exchange Commission (the "SEC"). The Schedule 14D-1 shall contain an Offer to Purchase and forms of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Purchaser further agrees to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

          SECTION 1.2 Company Action. (a) The Company hereby approves of and consents to the Offer and represents and warrants that: (i) its Board of Directors, at a meeting duly called and held on November 21, 1997, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the holders of Shares, (B) approved this Agreement, the Offer and the Merger, the Equity Contribution, the Debt Offer and the Financing (each as hereinafter defined) and the other transactions contemplated hereby and (C) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares to Purchaser thereunder and approve this Agreement, the Merger and the other transactions contemplated hereby; and (ii) Credit Suisse First Boston Corporation (the "Financial Adviser") has delivered to the Board of Directors of the Company its opinion that the consideration to be received by holders of Shares pursuant to the

Offer and the Merger is fair to such holders from a financial point of view. The Company will promptly provide Purchaser with a true and complete written copy of such fairness opinion and has been authorized by the Financial Adviser to permit the inclusion of such fairness opinion (and, subject to prior review and consent by such Financial Adviser, a reference thereto) in the Offer Documents and in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 3.12. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2(a).

          (b) The Company shall file with the SEC, contemporaneously with the commencement of the Offer pursuant to Section 1.1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendations of the Company's Board of Directors described in Section 1.2(a)(i) and shall promptly mail the Schedule 14D-9 to the shareholders of the Company. The Company and Purchaser each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

          (c) In connection with the Offer, if requested by Purchaser, the Company shall promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of Shares, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including but not limited to updated lists of shareholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Purchaser or its agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares.


                                  ARTICLE II

                                  THE MERGER

          SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the NYBCL, at the Effective Time (as defined in Section 2.2), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

          SECTION 2.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Department of State of the State of New York, in such form as required by and executed in accordance with the relevant provisions of the NYBCL (the date and time of the filing of the Certificate of Merger with the Department of State of the State of New York (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

          SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the NYBCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 2.4 Certificate of Incorporation; By-Laws. (a) At the Effective Time and without any further action on the part of the Company and Purchaser, the Restated Certificate of Incorporation of the Company (as amended, the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall be amended so as to add the provision set forth in Annex C hereto, and, as so amended, until thereafter further amended (subject to Section 6.7) as provided therein and under the NYBCL, shall be the certificate of incorporation of the Surviving Corporation following the Merger.

          (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the By-Laws of the Company shall be the By-Laws of the Surviving Corporation and thereafter may (subject to Section 6.7) be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

          SECTION 2.5 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

          SECTION 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

          (i) Each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (ii) Each share of Company Common Stock held in the treasury of the Company and each Share owned by Purchaser or any direct or indirect subsidiary of the Company, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (iii) Each issued and outstanding share of Company Common Stock (other than shares cancelled pursuant to Section 2.6(ii) and any Dissenting Shares (as defined in Section 2.7(a))) shall be converted into the right to receive $5.50 in cash or any higher price that may be paid pursuant to the Offer (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such share in the manner provided in Section 2.8, less any required withholding taxes.

          (iv) Immediately following the Effective Time, the Surviving Corporation shall execute and deliver to the trustee under the Indenture, dated as of February 28, 1992, between the Company and United States Trust Company of New York, as trustee (the "Convertible Notes Indenture"), executed in connection with the issuance by the Company of its 8% convertible subordinated notes due 2002 (the "Convertible Notes"), a Supplement to the Convertible Notes Indenture pursuant to
     Section 14.11 thereof providing that each Convertible Note remaining outstanding shall after the Effective Time be convertible into an amount in cash equal to the product of (x) the number of Shares into which such Convertible Note was convertible immediately prior to the Effective Time times (y) the Merger Consideration.

          SECTION 2.7 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such Shares in favor of the Merger (or consented thereto in writing), who shall have delivered a written objection to the Merger and a demand for appraisal of such Shares in accordance with Sections 623 and 910 of the NYBCL, and who shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the NYBCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but shall instead entitle the holder thereof to receive that consideration determined pursuant to Sections 623 and 910 of the NYBCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the NYBCL, such holder's Shares shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration, without any interest thereon.

          (b) The Company shall give Purchaser (i) prompt notice of any demands for appraisal pursuant to Sections 623 and 910 of the NYBCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the NYBCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the NYBCL. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

          SECTION 2.8 Surrender of Shares. (a) Prior to the mailing of the Proxy Statement (as defined in Section 3.12), Purchaser shall appoint a bank or trust company which is reasonably satisfactory to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. When and as needed, the Surviving Corporation will deposit with the Paying Agent for the benefit of former holders of the Company's Common Stock sufficient funds to make all payments pursuant to this Section
2.8. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or as it directs.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the aggregate amount of Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. If any Merger Consideration is to be remitted to a person whose name is other than that in which the Certificate for Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the person requesting such exchange shall have paid any transfer and/or other taxes required by reason of the remittance of Merger Consideration to a person whose name is other than that of the registered holder of the Certificate surrendered, or the person requesting such exchange shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. No interest shall be paid or accrued, upon the surrender of the Certificates, for the benefit of holders of the Certificates on any Merger Consideration.

          (c) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been deposited with the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for Merger Consideration to which such holders may be entitled.

          (d) Notwithstanding the provisions of Section 2.8(c), neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing shares of Company Common Stock shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any governmental entity), any such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          SECTION 2.9  No Further Transfer or Ownership Rights.   After the
Effective Time, there shall be no further transfer on the records of the Company (or the Surviving Corporation) or its transfer agent of certificates representing Shares of Company Common Stock which have been converted pursuant to this Agreement into the right to receive Merger Consideration, and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of Merger Consideration. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law. All Merger Consideration paid upon the surrender for exchange of Certificates representing shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares of Company Common Stock exchanged for Merger Consideration theretofore represented by such Certificates.

          SECTION 2.10 Treatment of Options. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that each outstanding stock option heretofore granted under any Company Plan (as defined in Section 3.10) (each "Option"), whether or not then vested or exercisable, shall, at and after the Effective Time, be exercisable solely for, and shall entitle each holder thereof solely to, a payment in cash from the Company (subject to any applicable withholding taxes, the "Cash Payment"), upon exercise, equal to the product of (x) the total number of Shares subject or related to such Option, whether or not then vested or exercisable, and (y) the excess, if any, of the Merger Consideration over the exercise price or purchase price, as the case may be, per Share subject or related to such Option, each such Cash Payment to be paid to each holder of an outstanding Option upon exercise; provided, however, that with respect to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such Person under Section 16(b) of the Exchange Act. As provided herein, the Company Plans (and any other plan, program or arrangement) providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time. The Company will take all commercially reasonable steps to ensure that none of the Company or any of its subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any person, other than the current shareholders of Purchaser or its affiliates, to own any capital stock of the Surviving Corporation or any of its subsidiaries or, except as otherwise provided in this Section 2.10, to receive any payment in respect thereof and to cause or request the holders of the Options to agree to an automatic exercise thereof at the Effective Time.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth with reasonable specificity in a corresponding numbered section of the Company Disclosure Schedule delivered to Purchaser at the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Purchaser that:

          SECTION 3.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted except where the failure to be in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each of its Significant Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of any of the Offer, the Merger, the Equity Contribution, the Debt Offer, the Financing or the other transactions contemplated hereby (collectively, the "Transactions"). When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that, either individually or in the aggregate with all other changes or effects, is materially adverse to the business, operations, assets, liabilities, properties, financial condition, or results of operations of the Company and its subsidiaries taken as a whole.

          SECTION 3.2 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Purchaser complete and correct copies of the Certificate of Incorporation and the By-Laws of the Company and the equivalent organizational documents of each of its Significant Subsidiaries as currently in effect. Such Certificate of Incorporation, By-Laws and other organizational documents are in full force and effect and no other organizational documents are applicable to or binding upon the Company or its Significant Subsidiaries. Neither the Company nor any of its Significant Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation, By-Laws or other organizational documents.

          SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"). As of November 2, 1997, (i) 24,413,686 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 7,338,764 shares of Company Common Stock were held in the treasury of the Company, (iii) an aggregate of 1,322,688 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options issued pursuant to the Company Plans and (iv) an aggregate of 7,616,003 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of conversion rights of the Convertible Notes. Since November 2, 1997, no options to purchase shares of Company Common Stock have been granted and no shares of Company Common Stock have been issued except for shares issued pursuant to the exercise of Options or the conversion of Convertible Notes. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. Except (i) as set forth above, (ii) as provided pursuant to Sections 6.13 and 6.14 and
(iii) for 200,000 aggregate common stock equivalents (the "Common Stock Equivalents") issued pursuant to the agreements set forth on Section 3.3 of the Company Disclosure Schedule (provided that any inaccuracies in such Section 3.3 with respect to the Common Stock Equivalents which are not, individually or in the aggregate, material to the Offer and the Merger shall not constitute a breach of this representation and warranty), true and complete copies of which have been provided to Purchaser, there are outstanding or reserved for issuance (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (d) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Section 3.3 of the Company Disclosure Schedule sets forth a true and complete list of the Options and the Common Stock Equivalents, indicating for each Option or Common Stock Equivalent the holder thereof, the number of shares of Company Common Stock subject thereto, and the exercise price and expiration date thereof (provided that any inaccuracies in such list which are not, individually or in the aggregate, material to the Offer and the Merger shall not constitute a breach of this representation and warranty). The conversion price for the Convertible Notes is $8.53466 per share of Company Common Stock. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth above, there are no options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, and all Shares issued pursuant to Sections 6.13 and 6.14, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations of the Company or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary of the Company or any other entity which would be material to the Company or such subsidiary, as the case may be. Each of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not hold any capital stock or other equity interests, directly or indirectly, in any person other than its wholly-owned subsidiaries, a true and complete list of which subsidiaries is set forth in Section 3.3 of the Company Disclosure Schedule (provided that any inaccuracies in such list which are not, individually or in the aggregate, material to the Offer and the Merger shall not constitute a breach of this representation and warranty).

          SECTION 3.4 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by the holders of two-thirds of the outstanding shares of Company Common Stock if and to the extent required by applicable law, and the filing of appropriate merger documents as required by the NYBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of bankruptcy.

          SECTION 3.5 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by the Company do not and will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the equivalent organizational documents of any of its Significant Subsidiaries; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection
(b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Significant Subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) conflict with or result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Significant Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of any of the Transactions.

          (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements, if any, of the Exchange Act, and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as may be required by the NYBCL, (iii) filings with the New York Stock Exchange (the "NYSE") and
(iv) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or have a Material Adverse Effect.

          SECTION 3.6 Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Significant Subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its

Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or any of its or their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay consummation of any of the Transactions.

          SECTION 3.7 SEC Filings; Financial Statements. (a) The Company and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since January 30, 1995 (collectively, the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC prior to the date hereof, none of the SEC Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in the SEC Reports at the time filed complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as specifically indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and its subsidiaries at the respective date thereof and the consolidated results of its and their operations and cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at January 26, 1997, including the notes thereto, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations: (i) specifically reflected in the most recent unaudited quarterly statements included in the Current SEC Reports (as defined in Section 3.8) or (ii) incurred in the ordinary course of business since January 26, 1997 which would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.8 Absence of Certain Changes or Events. Since January 26, 1997, except as specifically contemplated by this Agreement or disclosed in the SEC Reports filed and publicly available prior to the date of this

Agreement (the "Current SEC Reports"), the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (i) any condition, event or occurrence other than those which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) any material change by the Company in its accounting methods, principles or practices; or
(iii) any revaluation by the Company of any of its assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, other than those resulting in an aggregate decrease in valuation over all such revaluations which would not have a Material Adverse Effect.

          SECTION 3.9 Absence of Litigation. Except as disclosed in the Current SEC Reports, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its Significant Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, other than those which (i) individually or in the aggregate, would not have a Material Adverse Effect and (ii) do not seek to delay or prevent the consummation of any of the Transactions. As of the date hereof, neither the Company nor any of its Significant Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award other than those which, individually or in the aggregate, would not have a Material Adverse Effect or prevent or materially delay consummation of any of the Transactions.

          SECTION 3.10 Employee Benefit Plans. (a) Section 3.10 of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, under which any employee or former employee of the Company or any of its subsidiaries has any present or future right to benefits or under which the Company or any of its subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

          (b) With respect to each Company Plan, the Company has delivered to Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable:
(i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information. No communication by the Company or any of its subsidiaries to any of their employees requires the payment of any benefits other than those required under the terms of the Company Plans.

          (c) Except as set forth in the Current SEC Reports and except as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of any of the Transactions:

          (1) (i) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or any of its subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c),
     (m) or (o)), to any tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (v) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan;

          (2) With respect to the only Company Plan that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Effective Time, the assets of such Company Plan (as valued as of October 31, 1997 by the Company Plan's actuary) are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation report, dated January 1, 1996, but using current interest rates;

          (3) Since 1990 there has been no multiemployer pension plan (within the meaning of ERISA section 4001(a)(3)) to which the Company, any of its subsidiaries or any member of their Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute); and

          (4) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (ii) no facts or circumstances exist that would give rise to any such actions, suits or claims.

          (d) Effective as of the date hereof, the Company and its subsidiaries have terminated any obligations under any Company Plan or other arrangement to make loans to directors, officers or employees in respect of the exercise of any Options or the purchase of any Shares.

          (e) No action has been taken by the Board of Directors of the Company which would entitle any director, in his or her capacity as such, upon retirement from the Board of Directors to any payments, repurchase of Shares or other benefits.

          SECTION 3.11 Tax Matters. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Material Adverse Effect: (i) The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member, has timely filed all Tax Returns required to be filed by it in the manner provided by law, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements according to generally accepted accounting principles for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns; (ii) no material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries except for statutory liens for Taxes not yet due; no audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority; and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect; and (iii) neither the Company nor any of its subsidiaries is a party to or is otherwise bound by (or has any assets bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or arrangement except for the tax sharing arrangement with Calloway's Nursery, Inc. (a true and complete copy of which has been provided to Purchaser). Neither the Company nor any of its subsidiaries has undergone an "ownership change" within the meaning of Section 382 of the Code. As used herein, "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          SECTION 3.12 Offer Documents; Proxy Statement. (a) None of (i) the Schedule 14D-9, the Debt Offer Documents (as defined in Section 6.9(b)) or the information supplied by the Company for inclusion in the Offer Documents (including any information incorporated by reference in the Schedule 14D-9, Debt Offer Documents or Offer Documents), shall, at the respective times such Schedule 14D-9, the Debt Offer Documents, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the proxy statement or the information statement (as selected by Purchaser) to be sent to the shareholders of the Company in connection with the Shareholders Meeting (as defined in Section 6.1) (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), including any information incorporated by reference therein, shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders Meeting or at the Effective

Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Purchaser or any of its representatives which is contained in the
Schedule 14D-9, the Debt Offer Documents or the Proxy Statement.

     (b) The Schedule 14D-9, the Debt Offer Documents and the Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 3.13 Environmental Matters. (a) Except (i) as disclosed in the Current SEC Reports or (ii) to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Material Adverse Effect:

          (i) (A) The Company and its subsidiaries are and within the period of all applicable statutes of limitation have been in compliance with all applicable Environmental Laws; and (B) the Company and its subsidiaries hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations and for any property owned, leased, or otherwise operated by any of them, and are and within the period of all applicable statutes of limitation have been in compliance with all such Environmental Permits.

         (ii) Neither the Company nor any of its subsidiaries has received any Environmental Claim (as hereinafter defined) against any of them, and the Company has no knowledge of any such Environmental Claim being threatened.

        (iii) The Company has no knowledge of the presence or suspected presence of any Materials of Environmental Concern at any location that could be reasonably likely to form the basis of any Environment Claim against the Company or any of its subsidiaries or any entity for which any of them may be responsible.

          (b) To the knowledge of the Company, the Company has provided to Purchaser all Environmental Reports, and has disclosed to Purchaser all costs the Company and any of its subsidiaries expect to incur for ongoing, and reasonably anticipated, investigation and remediation of Materials of Environmental Concern (including, without limitation, any payments to resolve any threatened or asserted Environmental Claim for investigation and remediation costs), except any such Environmental Reports which do not disclose or indicate circumstances which, and except any such costs which, would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) For purposes of this Agreement, the terms below shall have the following meanings:

          "Environmental Claim" means any claim, demand, action, suit, complaint, proceeding, directive, investigation, lien, demand letter, or notice (written or oral) asserting liability or potential liability (including without limitation liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from
     (i) the presence, discharge, emission, release or threatened release of any Materials of Environmental Concern at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

          "Environmental Law" means any law, rule, order, regulation, statute, ordinance, guideline, code, decree, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

          "Environmental Permit" means any permit, license, registration, approval, exemption, or other filing with or authorization by any Governmental Authority under any Environmental Law.

          "Environmental Report" means any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, or actual or potential liability under or cost arising out of, any Environmental Law that may in any way affect the Company or any of its subsidiaries.

          "Materials of Environmental Concern" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof), petroleum products, asbestos, pollutants, contaminants, radioactivity, and all other materials and forces, whether or not defined as such, that are regulated pursuant to or that could result in liability under any Environmental Law.

          (d) For purposes of this Section 3.13, the term "subsidiaries" of the Company shall include any former subsidiaries of the Company to the extent that the failure of any representation and warranty contained in this Section (as so interpreted) could give rise to any liability or obligation of, its present subsidiaries.

          SECTION 3.14 Material Contracts. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries are not in default under any agreement, contract, arrangement or other understanding ("Contract") to which the Company or any of its Significant Subsidiaries is a party or by which any of their properties are bound, and (ii) to the Company's knowledge, the other parties thereto are not in default thereunder and such Contracts are valid and binding obligations of the other parties thereto in accordance with their terms.

          SECTION 3.15 Permits. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, the "Company Permits") that are necessary to own, lease and operate the properties of the Company and its subsidiaries and to carry on their business as owned, leased, operated or carried on as of the date of this Agreement, except, in each case, where the failure to possess such Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. The Company Permits are in full force and effect and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except, in each case, where the failure to possess, or the suspension or cancellation of, such Company Permits, individually or in the aggregate, would not have a Material Adverse Effect.

          SECTION 3.16 Properties. (a) The Company or its Significant Subsidiaries has good, valid, and, in the case of Owned Properties (as defined below), marketable fee title to: (i) all of the real property and interests in real property owned by the Company or its Significant Subsidiaries indicated in the most recent financial statements included in the SEC Reports, except for properties sold or otherwise disposed of in the ordinary course of business (the "Owned Properties"), and (ii) leasehold estates in all leased real properties indicated in the most recent financial statements included in the SEC Reports, except leasehold interests terminated in the ordinary course of business (the "Leased Properties"; the Owned Properties and Leased Properties being sometimes referred to herein as the "Real Properties"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions and encumbrances ("Encumbrances"), except for (x) Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect, and (y) those Encumbrances set forth in Section 3.16(a) of the Company Disclosure Schedule.

          (b) Except to the extent that the inaccuracy of any of the following, (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Material Adverse Effect:
(i) each of the agreements by which the Company has obtained a leasehold interest in each Leased Property (individually, a "Lease" and collectively, the "Leases") is in full force and effect in accordance with its respective terms and the Company or its subsidiary is the holder of the lessee's or tenant's interest thereunder; to the knowledge of the Company, there exists no default under any Lease and no circumstance exists which, with the giving of notice, the passage of time or both, could result in such a default; the Company and its subsidiaries have complied with and timely performed all conditions, covenants, undertakings and obligations on their parts to be complied with or performed under each of the Leases; the Company and its subsidiaries have paid all rents and other charges to the extent due and payable under the Leases; (ii) there are no leases, subleases, licenses, concessions or any other contracts or agreements granting to any person or entity other than the Company or any of its subsidiaries any right to the possession, use, occupancy or enjoyment of any Real Property or any portion thereof; (iii) the current operation and use of the Real Properties does not violate any statute, law, regulation, rule, ordinance, permit, requirement, order or decree now in effect; the use being made of each Real Property at present is in conformity with the certificate of occupancy issued for such Real Property; (iv) there are no existing, or to the knowledge of the Company, threatened, condemnation or eminent domain proceedings (or proceedings in lieu thereof) affecting the Real Properties or any portion thereof; (v) no default or breach exists under any of the covenants, conditions, restrictions, rights-of-way, or easements, if any, affecting all or any portion of a Real Property, which are to be performed or complied with by the Company or any of its subsidiaries; and (vi) all the buildings, structures, equipment and other tangible assets of the Company (whether owned or leased) are in normal operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of business.

          (c) Neither the Company nor any of its subsidiaries is obligated under or bound by any option, right of first refusal, purchase contract, or other contractual right to sell or dispose of any Owned Property or any portions thereof or interests therein which property, portions and interests, individually or in the aggregate, are material to the Company and its subsidiaries.

          SECTION 3.17 Intellectual Property. Except to the extent the failure of any of the following would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and each of its subsidiaries owns and/or is licensed to use (in each case, clear of any liens, claims or similar encumbrances) all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted; (ii) the use of such patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes by the Company and its subsidiaries and their agents does not infringe on the rights of any person; (iii) to the knowledge of the Company, no person is infringing on any right of the Company or any of its subsidiaries with respect to any such patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes; (iv) the Company and its subsidiaries are not in breach or violation of any agreement relating to the use of any of the intellectual property identified in this provision, and they have not received any notification, written or oral, from any third party that there is any such violation, breach or inability to perform under any such agreement; and (v) there are no agreements, written or oral, which in any material respect limit or otherwise relate to any rights by the Company or its subsidiaries to use any of their intellectual property.

          SECTION 3.18 Management Information Systems. The implementation of the Company's planned management information systems is proceeding on schedule and, to the Company's knowledge, there are no circumstances currently existing or reasonably anticipated to delay such implementation or increase the cost thereof, except to the extent the failure of any of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.19 Affiliate Transactions. Except to the extent that the inaccuracy of any of the following, (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Material Adverse Effect, Section 3.19 of the Company Disclosure Schedule sets forth a true and complete list (including names of parties, amounts involved and brief descriptions) of all transactions, agreements, arrangements or understandings (or series thereof), written or oral, between the Company or any of its subsidiaries and any of its or their directors or officers (including, in the case of natural persons, any of such persons' relatives or affiliates, but excluding any dealings exclusively among the Company and its subsidiaries) currently existing or effected or entered into since January 30, 1995 involving amounts in excess of $25,000, other than any such transactions, agreements, arrangements or understandings otherwise disclosed with at least the same level of detail elsewhere in the Company Disclosure Schedule.

          SECTION 3.20 Approvals; Vote Required. The Board of Directors of the Company has approved this Agreement, the Offer, the Merger and the other Transactions, and such approval is sufficient to render inapplicable hereto and thereto the provisions of Section 912 of the NYBCL. To the best knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, the Offer, this Agreement or any of the other Transactions. The Board of Directors of the Company has also approved this Agreement and the Support Agreement as a "memorandum of understanding" with Purchaser pursuant to Section (D)(i) of
Article XI of the Company's Certificate of Incorporation with respect to the transactions contemplated hereby and by the Support Agreement, and such action is sufficient to render Section (A) of Article XI of the Certificate of Incorporation inapplicable hereto and to the Support Agreement, the Offer, the Merger and the other Transactions. As a result of the foregoing actions, the only action required to authorize this Agreement and the Merger is the affirmative vote of two-thirds of the outstanding Shares, and no further action is required to authorize the other Transactions.

          SECTION 3.21 Brokers. No broker, finder or investment banker (other than the Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Purchaser a complete and correct copy of all agreements between the Company and the Financial Adviser pursuant to which such firm would be entitled to any payment relating to the Transactions.

          SECTION 3.22 Rights Agreement. The Company and the Board of Directors of the Company have taken all necessary action so that none of the execution of this Agreement or the Support Agreement, the making of the Offer, the acquisition of Shares pursuant to the Offer and the Equity Contribution, or the consummation of the Merger or the other Transactions will (i) cause any Rights issued pursuant to the Rights Agreement to become exercisable, (ii) cause Purchaser or any of its Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) to be an Acquiring Person (as defined in the Rights Agreement) or (iii) give rise to a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement), and will take any further action as may be necessary in furtherance of the foregoing. The copy of the Rights Agreement included in the Current SEC Reports is complete and correct and includes all amendments and supplements to and including the date of this Agreement. The Company has delivered to Purchaser a true and complete copy of all resolutions of the Company's Board of Directors made with respect to the actions referred to in this Section 3.22, which resolutions are in full force and effect.


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to the Company that:

          SECTION 4.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Offer or the Merger.

          SECTION 4.2 Certificate of Incorporation and By-Laws. Purchaser has heretofore furnished to the Company complete and correct copies of the Certificate of Incorporation and the By-Laws of Purchaser as currently in effect. Such Certificate of Incorporation and By-Laws are in full force and effect and no other organizational documents are applicable to or binding upon Purchaser. Purchaser is not in violation of any provisions of its Certificate of Incorporation or By-Laws.

          SECTION 4.3 Authority Relative to This Agreement. Purchaser has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the Transactions have been duly authorized by all necessary corporate action on the part of Purchaser other than filing and recordation of appropriate merger documents as required by the NYBCL. This Agreement has been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each such corporation enforceable against such corporation in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of bankruptcy.

          SECTION 4.4 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Purchaser do not and will not: (i) conflict with or violate the certificate of incorporation or by-laws of Purchaser; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, statute, rule, regulation, order, judgment or decree applicable to Purchaser or by which it or its properties are bound or affected; or (iii) conflict with or result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Offer or the Merger.

          (b) The execution, delivery and performance of this Agreement, and the consummation of the Offer, by Purchaser do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, and the rules and regulations promulgated thereunder, the HSR Act, state securities, takeover and "blue sky" laws, (ii) the filing and recordation of appropriate merger or other documents as required by the NYBCL and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Offer or the Merger.

          SECTION 4.5 Offer Documents; Proxy Statement. None of (i) the Offer Documents, as filed pursuant to Section 1.1, or the information supplied by Purchaser for inclusion in the Debt Offer Documents or the
Schedule 14D-9, shall, at the time such Offer Documents, Debt Offer Documents, Schedule 14D-9 or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the information supplied by Purchaser for inclusion in the Proxy Statement shall, on the date the Proxy Statement is first mailed to shareholders, at the time of the Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents. The Offer Documents will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          SECTION 4.6 Debt Financing. Assuming the Financing is obtained, the Company or the Surviving Corporation, as the case may be, will have sufficient funds to (i) consummate the transactions contemplated by the Debt Offer and (ii) make and satisfy the obligations under the change in control offer under the Convertible Notes Indenture.

          SECTION 4.7 Equity Financing. Purchaser will have sufficient funds to (i) accept for payment and pay for all Shares tendered pursuant to the Offer, (ii) purchase the Shares in the Equity Contribution (iii) permit the Surviving Corporation to pay the aggregate Merger Consideration in the Merger and (iv) purchase Shares in the event it exercises its rights pursuant to the anti-dilution provisions set forth in Section 6.14, in each case upon the consummation thereof and subject to terms and conditions specified herein including, in the case of the Offer, the Offer Conditions.

          SECTION 4.8 Brokers. No unaffiliated broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 5.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to such time as Purchaser's designees shall constitute a majority of the Company's Board of Directors, except as specifically contemplated hereby, unless Purchaser shall otherwise agree in writing, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company and its subsidiaries shall each use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations.
By way of amplification and not limitation, except as specifically contemplated hereby, neither the Company nor any of its Significant Subsidiaries (or, in the case of clause (j) below, its subsidiaries) shall, during such period, directly or indirectly do, or commit to do, any of the following without the prior written consent of Purchaser:

          (a) Amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents or, except as expressly contemplated by this Agreement, amend the Rights Agreement;

          (b) Issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for (i) the issuance of up to 1,322,688 shares of Company Common Stock issuable in accordance with the terms of Options outstanding as of November 2, 1997, and (ii) the issuance of up to 7,616,003 shares of Company Common Stock issuable in accordance with the terms of Convertible Notes outstanding as of November 2, 1997) or (B) any assets of the Company or any of its subsidiaries, except for (x) assets (excluding real property) sold, leased, pledged or otherwise encumbered in the ordinary course of business and in a manner consistent with past practice and (y) sale/leaseback transactions on commercially reasonably terms and in an aggregate amount not in excess of $15 million, so long as such transactions are not consummated prior to January 15, 1998 and so long as such transactions can be abandoned by the Company at any time prior to consummation without the payment or incurrence of material cost, expense or fees;

          (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) other than with respect to borrowings necessary to effect the Debt Offer, incur any indebtedness for borrowed money (other than (x) up to an aggregate principal amount of $10 million at any one time outstanding and incurred in the ordinary course of business or (y) pursuant to the Financing), or issue any debt securities, or enter into any sale/leaseback transaction other than as described in clause (b) above, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person; (iii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice; (iv) authorize any single capital expenditure (or series of capital expenditures) which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e); provided that the Company and its subsidiaries may obtain commitments for up to $25 million of financing in replacement for any existing commitments so long as no material fees are incurred in respect thereof on or prior to the initial expiration date of the Offer and so long as any such commitments may be terminated by the Company at any time without the payment or incurrence of material cost, expense or fees;

          (f) Except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, other than increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining agreement or Company Plan, including, but not limited to, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, or make any loans to any employees, officers or directors (other than advances in respect of reimbursable expenses) or cancel or forgive any such existing loans;

          (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

          (h) Make or change any tax election, file any amended Tax Return, or settle or compromise any material federal, state, local or foreign Tax liability;

          (i) Settle or compromise any pending or threatened suit, action or claim for an amount in excess of $25,000 or which relates to the Transactions;

          (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries other than the Merger and other than with respect to an inactive subsidiary so long as neither the Company nor its Significant Subsidiaries incurs or assumes any liabilities or obligations in connection therewith or as a result thereof;

          (k) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities; or

          (l) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.1(a) through 5.1(k) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken, or would result in any of the Offer Conditions not being satisfied.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

          SECTION 6.1 Shareholders Meeting. (a) The Company, acting through its Board of Directors, shall, if required to approve the Merger in accordance with applicable law and the Company's Certificate of Incorporation and By-Laws, (i) duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement, the Merger and the other Transactions (the "Shareholders Meeting"), (ii) include in the Proxy Statement the unanimous recommendation of the Board of Directors that the shareholders of the Company vote in favor of the approval of this Agreement, the Merger and the other Transactions, which recommendation may not be withdrawn, amended or modified in a manner adverse to Purchaser (nor may the Board of Directors of the Company announce publicly its intention to do so), and the written opinion of the Financial Adviser that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders and (iii) use its reasonable best efforts to obtain the necessary approval of this Agreement and the Merger by its shareholders. At the Shareholders Meeting, Purchaser shall cause all Shares then owned by it or for which it has the power to vote or direct the vote to be voted in favor of approval of this Agreement and the Transactions.

          (b) The Board of Directors of the Company shall set the record date for the Shareholders Meeting to occur immediately following the consummation of the Offer and the Equity Contribution so that Purchaser is the holder of record for purposes of such Shareholders Meeting of the Shares acquired in the Offer and the Equity Contribution, which Shares shall constitute in excess of two-thirds of the issued and outstanding Shares of record at such record date. In the event that it becomes necessary to delay the date of the Shareholders Meeting, the Company shall use its reasonable best efforts to ensure that any such delay does not frustrate the purpose of the immediately preceding sentence, including by issuing Shares in accordance with Section 6.14 immediately prior to setting any new record date for the Shareholders Meeting.

          (c) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the outstanding Shares, the Company agrees, at the request of Purchaser, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's shareholders, in accordance with Section 905 of the NYBCL.

          SECTION 6.2 Proxy Statement. (a) As soon as practicable following the date hereof, the Company shall prepare and file with the SEC under the Exchange Act and the rules and regulations promulgated thereunder, and shall use its reasonable best efforts to have cleared by the SEC as promptly as practicable after such filing, the Proxy Statement with respect to the Shareholders Meeting. Purchaser and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, Purchaser will furnish in writing to the Company the information relating to it and its affiliates required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company agrees to use its reasonable best efforts, after consultation with Purchaser, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof filed by it, and to cause such Proxy Statement to be mailed to the Company's shareholders as promptly as practicable. The Company and Purchaser each agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

          (b) The Company will as promptly as practicable notify Purchaser of (i) the receipt of any comments from the SEC with respect to the Proxy Statement and (ii) any request by the SEC for any additional information. All filings by the Company with the SEC, including the Proxy Statement and any amendments thereto, and all mailings to the Company's shareholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Purchaser (such approval not to be unreasonably withheld or delayed).

          SECTION 6.3 Company Board Representation; Section 14(f). (a) Immediately upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as shall give Purchaser representation on the Board of Directors equal to the product of the total number of directors on such Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser (including Shares as to which any such person has the right to vote or direct the voting) bears to the total number of Shares then outstanding, and the Company shall, at such time, take all action necessary to cause Purchaser's designees to be so elected, including by securing the resignations of incumbent directors. Purchaser shall determine for the approval of the Board of Directors the classes into which such directors are placed, so long as such placement does not violate or conflict with the Company's Certificate of Incorporation or By-laws or the NYBCL and the Company shall cause Purchaser's designees to be so placed. The Company will use its reasonable best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the board of (i) each committee of the Board of Directors, (ii) each board of directors of each subsidiary of the Company and (iii) each committee of each such board, in each case only to the extent permitted by law and the rules of the NYSE to the extent applicable.

          (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.3 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 information statement provided to shareholders such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 6.3. Purchaser will supply to the Company and be solely responsible for any information with respect to it and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Following the election or appointment of Purchaser's designees pursuant to this Section 6.3 and prior to the Effective Time, so long as at least one director of the Company then in office is neither designated by Purchaser nor an employee of the Company (a "Disinterested Director"), any amendment of this Agreement or, to the extent material, the Certificate of Incorporation or By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Purchaser or waiver of any of the Company's rights hereunder, and any other consent or action by the Board of Directors hereunder, will require the concurrence of a majority of the Disinterested Directors or, if there is only one Disinterested Director, of such Disinterested Director. The Company shall use its best efforts to insure that at least one Disinterested Director remains on the Board of Directors prior to the Effective Time.

          SECTION 6.4 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Purchaser and its affiliates, and financing sources who shall agree to be bound by the provisions of this Section 6.4 as though a party hereto, access at all reasonable times (i) to its officers, employees, agents, properties, offices, stores and other facilities and to all books and records, and shall furnish such persons with all financial, operating and other data and information as they may from time to time request, (ii) the Company's and its subsidiaries' vendors and (iii) the Company's and its subsidiaries' management information systems and other consultants.

          (b)  The documents and information provided pursuant to this
Section 6.4 shall be subject to the provisions of the letter agreement dated March 25, 1997 between the Company and The Cypress Group L.L.C. (the "Confidentiality Agreement").

          (c) No investigation pursuant to this Section 6.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 6.5 No Solicitation of Transactions. The Company agrees that it shall not, and shall cause its subsidiaries and its and its subsidiaries' officers, directors, employees, representatives, agents, advisors and affiliates not to, solicit, initiate or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, or enter into an agreement with, any person relating to any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner a greater than 20% equity interest in, or more than 20% of the assets of, the Company or any of its subsidiaries, other than the Transactions (any of the foregoing, an "Acquisition Proposal"); provided, that the Company may (i) at any time prior to the consummation of the Offer, if the Company is not otherwise in violation of this Section 6.5, furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for an Acquisition Proposal if and so long as the Board of Directors of the Company determines in good faith by a majority vote, based upon advice of its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Board; and (ii) take a position with respect to the Acquisition Proposal, or amend or withdraw such position, in compliance with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to the Acquisition Proposal. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Purchaser and its affiliates, with respect to any of the foregoing. The Company shall promptly (and in any event within 24 hours) advise Purchaser following the receipt by it of any Acquisition Proposal or any inquiry or request relating thereto and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of any written proposal), and, if consistent with its fiduciary duties, advise Purchaser of any developments with respect to such Acquisition Proposal, inquiry or request promptly upon the occurrence thereof, including the Company's entering into discussions or negotiations with respect thereto. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this paragraph by any officer, director, employee, representative, agent, advisor or affiliate of the Company or any subsidiary shall be deemed to be a breach of this paragraph by the Company.

          SECTION 6.6 Benefits Matters. (a) On and after the Effective Time, the Surviving Corporation shall promptly pay or provide when due all compensation and benefits earned through or prior to the Effective Time as provided pursuant to the terms of any compensation arrangements, employment agreements and employee or director benefit plans, programs and policies in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of the Company and previously disclosed to Purchaser. Purchaser and the Company agree that the Surviving Corporation shall pay promptly or provide when due all compensation and benefits accrued or incurred prior to the Effective Time and required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect and disclosed to Purchaser as of the date hereof, or pursuant to any applicable collective bargaining agreement.

          (b) Notwithstanding the remaining provisions of this Section 6.6, the Company and its subsidiaries, and the Surviving Corporation, its subsidiaries and its successors and assigns, will honor all director retirement benefits, and all employment or severance agreements with any Employee (as defined below) or former employee of the Company or any of its subsidiaries, in existence on the date hereof which are listed on Section
3.10 of the Company Disclosure Schedule and a full and complete copy (or, in the case of oral agreements, written summary) of which has been provided to Purchaser prior to the date hereof. "Employee" shall mean any employee of the Company or its subsidiaries immediately prior to the purchase of Shares pursuant to the Offer.

          (c) Notwithstanding the remaining provisions of this Section 6.6, from the Effective Time until the first anniversary of the Effective Time, the Surviving Corporation, its subsidiaries, successors and assigns shall provide Employees and former employees of the Company and its subsidiaries (and directors and former directors of the Company) with benefit and compensation plans, programs, policies or arrangements (including, without limitation, annual and long-term incentive plans, retirement plans, life insurance, medical, dental and other similar employee welfare benefit plans) no less favorable (subject to the following proviso) in the aggregate as to each Employee, former employee, director or former director than those currently provided to similarly situated persons by the Company and its subsidiaries pursuant to plans, programs, policies and arrangements listed on
Section 3.10 of the Company Disclosure Schedule and a full and complete copy (or, in the case or oral agreements, written summary) of which has been provided to Purchaser prior to the date hereof; provided, however, that this sentence shall not require the Surviving Corporation or its subsidiaries, successors and assigns to provide any plan, program or arrangement providing for the issuance or grant of any interest or right in respect of the capital stock of the Surviving Corporation or any of its subsidiaries. Purchaser acknowledges that the purchase of Shares pursuant to the Offer will constitute a change in control of the Company (to the extent such concept is applicable) for the purposes of all agreements, contracts, plans, programs, policies or arrangements of the Company listed in Section 3.10 of the Company Disclosure Schedule.

          (d) Purchaser acknowledges the obligations of the Company and the Surviving Corporation (and their subsidiaries, successors and assigns) set forth in this Section 6.6. Nothing in this Section 6.6 shall require the continued employment of any person or prevent the Company and/or the Surviving Corporation (or its subsidiaries) from taking any action or refraining from taking any action which the Company (or its subsidiaries), prior to the Effective Time, could have taken or refrained from taking.

          SECTION 6.7 Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation and the By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the By-Laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who prior to the purchase of Shares in the Offer were directors, officers or employees of the Company unless such modification is required by law.

          (b) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous to the covered officers and directors) to the extent available; provided, however, that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company (which annual premium the Company represents and warrants to be not more than $230,000) to maintain or procure insurance coverage pursuant hereto, but in such case shall purchase as much coverage as possible for such amount.

          SECTION 6.8 Notification of Certain Matters. The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.9 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable, including under applicable laws and regulations, to consummate and make effective the Transactions, including but not limited to
(i) cooperation in the preparation and filing of the Offer Documents, the
Schedule 14D-9, the Proxy Statement or any required filings under the HSR Act and any amendments to any thereof, (ii) using its reasonable best efforts to make and cooperate in making all required regulatory filings and applications and to obtain and cooperate in obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and third parties as are necessary or advisable for the consummation of the Transactions and to fulfill the conditions to the Offer, the Merger, the Debt Offer, and the Financing and (iii) using its reasonable best efforts to oppose, defend against, remove and appeal any injunction, order, decree or ruling restraining, enjoining or otherwise prohibiting the Offer, the Merger or any of the other Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

          (b) The Company shall, as soon as reasonably practicable after the date hereof (and in any event within five business days from the date of public announcement of the execution hereof), commence a debt tender offer for its 11 1/2% senior notes due 2002 (the "Senior Notes"), together with a solicitation of consents to amend the Senior Notes Indenture, dated as of February 28, 1992, between the Company and Bankers Trust Company, as trustee (the "Senior Notes Indenture"; such amendment, the "Senior Notes Indenture Amendment"; and such debt tender offer and consent solicitation, collectively, the "Debt Offer"). The Debt Offer shall be on the terms and conditions specified in Annex B hereto or as otherwise agreed by the Company and Purchaser. Purchaser shall be entitled to be involved in and shall cooperate with the Company in the Company's preparation of the documents to be sent to the holders of the Senior Notes in connection with the Debt Offer (together with any supplements or amendments thereto, the "Debt Offer Documents"). The Company shall waive any of the conditions to the Debt Offer and make any other changes in the terms and conditions of the Debt Offer as may be reasonably requested by Purchaser, and the Company shall not, without Purchaser's prior written consent, waive any condition to the Debt Offer or make any changes to the terms and conditions of the Debt Offer. In determining whether or not to give such consent, Purchaser agrees to act in a commercially reasonable manner. Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Debt Offer Documents that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Debt Offer Documents as so corrected to be disseminated to holders of Senior Notes. Provided the Company is able to obtain the Financing to consummate the Debt Offer, and the other conditions of the Debt Offer are met or, at the sole discretion of Purchaser, waived, the Company shall accept for payment and pay for the Senior Notes validly tendered and not withdrawn pursuant to the Debt Offer simultaneously with the consummation of the Offer.

          (c) The Company agrees to provide, and will cause its subsidiaries and its and their respective officers, employees, representatives and agents to provide, cooperation in connection with the arrangement and closing of the financing described in the commitment letter dated November 21, 1997 from The Chase Manhattan Bank, Chase Securities Inc. and Goldman Sachs Credit Partners L.P. to, and accepted and agreed by, The Cypress Group L.L.C., including the attached term sheet (a true and complete copy of which has been provided to the Company) or any other financing on terms and conditions not significantly less favorable to or otherwise reasonably acceptable to the Company and arranged or approved by Purchaser or its affiliates (the "Financing"), to be consummated contemporaneous with or at or after consummation of the Offer or the Effective Time in respect of the Transactions, including without limitation, the negotiation and execution of loan documents, the preparation of disclosure schedules, the preparation of offering memoranda, private placement memoranda or other similar documents, participation in meetings, due diligence sessions and road shows (consistent with such individuals' responsibilities for the ongoing operations of the Company), the execution and delivery, with effectiveness no earlier than consummation of the Offer, of any pledge and security documents, other definitive financing documents, or other requested certificates or documents as reasonably may be requested by Purchaser. In addition, in connection with the obtaining of any such financing, the Company agrees to request opinions of the Company's legal counsel and "comfort letters" of the Company's accountants reasonably required in connection with such financing and, at the request of Purchaser, following the consummation of the Offer, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company to the extent financing is available therefor.

          (d) If any "fair price" or "control share acquisition" or other state takeover statute or regulation shall become or be deemed applicable to this Agreement or any of the Transactions, Purchaser and the Company and their respective Boards of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and subject to the conditions contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the Transactions.

          (e) Following the consummation of the Offer, the Company or the Surviving Corporation, as the case may be, shall make the change in control offer required under the Convertible Notes Indenture at the times and pursuant to the procedures provided therein.

          SECTION 6.10 Public Announcements. Purchaser and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

          SECTION 6.11 Cancellation of Common Stock Equivalents. The Company shall use its commercially reasonable efforts to cause the cancellation of the Common Stock Equivalents in consideration of a payment in cash at the Effective Time to the holders thereof equal to the product of (x) the number of Shares represented by the Common Stock Equivalents and (y) the excess of the Merger Consideration over the exercise price per Common Stock Equivalent.

          SECTION 6.12 Disposition of Litigation. The Company and Purchaser each agrees that it will not settle any litigation against it or any of its directors by any shareholder or creditor of the Company relating to any of the Transactions without the prior written consent of the other.

          SECTION 6.13 Equity Contribution. Simultaneously with the consummation of the Offer, the Company will sell to Purchaser, and Purchaser will purchase from the Company, an aggregate number of Shares specified by Purchaser up to 5,586,314 Shares (including from treasury or through new issuance) at a price per Share equal to the Merger Consideration (the "Equity Contribution"), such Shares to be validly issued, fully paid and nonassessable, approved for listing on the NYSE and issued and sold free of preemptive (or similar) rights and any liens, claims or similar encumbrances.

          SECTION 6.14. Anti-Dilution. The Company will as promptly as practicable notify Purchaser if it issues any Shares, whether upon the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into Shares or otherwise. If the Offer is consummated, the Company agrees that if, at the time of closing of the Offer and the Equity Contribution or at any time thereafter until the later of (a) the Effective Time of the Merger and (b) two years from the closing of the Offer and the Equity Contribution, the number of Shares held by Purchaser shall not represent at least two-thirds of the outstanding Shares as a result of the issuance of Shares by the Company, whether upon the exercise, exchange or conversion of Options, Convertible Notes or other securities exercisable or exchangeable for or convertible into Shares or otherwise, the Company will sell (including from treasury or through new issuance) to Purchaser, upon notice from Purchaser, at a price per share equal to the Merger Consideration, in cash, such number of validly issued, fully paid and non-assessable shares of Company Common Stock (which shares shall be approved for listing on the NYSE if the Shares are then so listed and issued and sold free of preemptive (or similar) rights and any liens, claims or similar encumbrances) as may be necessary so that the percentage of outstanding shares of Company Common Stock held by Purchaser represents at least two-thirds of the outstanding Shares.

          SECTION 6.15. Support Agreement. The Company agrees not to take any action, and shall direct its directors, officers, employees, transfer agent, other agents, and representatives not to take any action, which would permit or facilitate a transfer of record ownership of Shares held by the Supporting Shareholder in violation of the Support Agreement.


                                  ARTICLE VII

                             CONDITIONS OF MERGER

          SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) If required by the NYBCL, this Agreement shall have been approved by the affirmative vote of the shareholders of the Company owning of record at least two-thirds of the outstanding Shares entitled to vote thereon.

          (b) No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger or any of the other Transactions and which is in effect at the Effective Time, provided, however, that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

          (c) No statute, rule, regulation, executive order, decree, or other order of any kind (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States or state court or governmental authority which prohibits or enjoins the consummation of the Merger.

          (d) Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

          (e) Purchaser shall have accepted for payment and paid for the Shares tendered pursuant to the Offer.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

          (a)  By mutual written consent of Purchaser and the Company;

          (b) By Purchaser or the Company if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States shall have issued a final injunction, order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer, the Merger or any of the other Transactions and such order, decree, ruling or other action is or shall have become final and nonappealable;

          (c) By Purchaser or the Company if due to an occurrence or circumstance which would result in a failure of the Offer Conditions to be capable of satisfaction, (i) Purchaser shall have terminated the Offer, (ii) the Offer shall have expired without Purchaser having accepted Shares for payment pursuant thereto, or (iii) Purchaser shall not have accepted Shares for payment pursuant to the Offer in accordance with the terms thereof, unless such failure has been caused by or results from the breach by the party seeking termination of any of its representations, covenants or agreements contained in this Agreement;

          (d) By the Company if Purchaser shall have failed to commence the Offer within five business days of the public announcement thereof (within the meaning of Rule 14d-2(b) of the Exchange Act) unless the failure to commence the Offer shall be due to (A) the failure of the Company to perform in any material respect any of its obligations under this Agreement then required to be performed or (B) the failure of any condition to the Offer set forth in Annex A hereto;

          (e) By Purchaser or the Company prior to the purchase of the Shares pursuant to the Offer (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within five business days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the date on which the Offer expires; or

          (f) By either Purchaser or the Company prior to the purchase of Shares pursuant to the Offer if the Board of Directors of the Company shall reasonably determine in good faith by a majority vote that an Acquisition Proposal is more favorable to the Company's shareholders in the aggregate and from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transactions proposed by Purchaser in response to such Acquisition Proposal) and shall reasonably determine in good faith by a majority vote, based upon advice of its outside legal counsel, that failing to accept such Acquisition Proposal would reasonably be expected to constitute a breach of the fiduciary duties of the Board and the Company shall have delivered to Purchaser a written notice of the determination by the Company's Board of Directors to terminate this Agreement pursuant to this Section 8.1(f) setting forth a summary of all material terms of such Acquisition Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this clause (f) unless (i) five business days shall have elapsed after delivery to Purchaser of the notice referred to above, (ii) at the end of such five business day period the Company's Board of Directors shall continue to believe that such Acquisition Proposal is more favorable to the Company's shareholders in the aggregate and from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transactions proposed by Purchaser in response to such Acquisition Proposal), and (iii) simultaneously with such termination the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Acquisition Proposal and shall make payment of the full reimbursement required by Section 8.3(a)(i) hereof; or

          (g) By Purchaser prior to the purchase of Shares pursuant to the Offer, if (i) the Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended another Acquisition Proposal, offer or transaction; or (ii) the Minimum Condition shall not have been satisfied by the expiration date of the Offer and on or prior to such date (A) any person (other than Purchaser or its affiliates) shall have made a public announcement or proposal, or a communication to the Company which becomes publicly known, with respect to an Acquisition Proposal which is superior from a financial point of view to the Offer and the Merger or
     (B) any person (including the Company or any of its affiliates or subsidiaries), other than Purchaser or any of its affiliates, shall have become the beneficial owner of 20% or more of the Shares.

          SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 8.3 and Section 9.1; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

          SECTION 8.3  Fees and Expenses.

          (a) If Purchaser terminates this Agreement pursuant to Section 8.1(f), (g)(i) or (g)(ii)(B) hereof, or if the Company terminates this Agreement pursuant to Section 8.1(f) hereof or in circumstances that would have permitted Purchaser to terminate pursuant to Section 8.1(f), (g)(i) or
(g)(ii)(B) hereof, then:

          (i) The Company shall reimburse Purchaser and its affiliates for all reasonable out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Offer and the Merger and the negotiation, preparation, diligence in respect of and consummation of all Transactions (including, without limitation, fees and disbursements payable to financing sources, investment bankers, counsel to Purchaser or its affiliates or any of the foregoing, and accountants) up to an aggregate maximum reimbursement of $750,000. The Company shall pay the amounts requested within one business day of such requests (accompanied by a submission of statements therefor); and

          (ii) If (x) such termination is pursuant to Section 8.1(g)(ii)(B) or in circumstances that would have permitted Purchaser to terminate pursuant to Section 8.1(g)(ii)(B) or (y) within 12 months of such termination the Company consummates a transaction contemplated by the definition of "Acquisition Proposal", then in each case the Company shall pay to or as directed by Purchaser, within one business day following such termination, in the case of clause (x) above, or within one business day following consummation of such transaction, in the case of clause (y) above, a fee, in cash, of $3 million, provided, however, that the Company in no event shall be obligated to pay more than one such fee with respect to all such terminations and transactions.

          (b) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the Transactions.

          SECTION 8.4 Amendment. Subject to Section 6.3 and any applicable law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.5 Waiver. Subject to Section 6.3, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                  ARTICLE IX

                              GENERAL PROVISIONS

          SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements set forth in this Agreement shall terminate upon the purchase of Shares in the Offer or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II, Section 6.6, Section
6.7 and Article IX shall survive the Effective Time and those set forth in
Section 6.4(b), Section 8.3 and Article IX shall survive termination of this Agreement.

          SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Purchaser:

               The Cypress Group
               65 East 55th Street, 19th Floor
               New York, NY  10022
               Attention:  David P. Spalding

          with an additional copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017
               Attention:  Robert E. Spatt, Esq.

          if to the Company:

               General Host Corporation
               c/o Frank's Nursery & Crafts, Inc.
               6501 East Nevada
               Detroit, MI 43234
               Attention:  J. Theodore Everingham, Esq.

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, NY 10022
               Attention:  Joseph A. Coco, Esq.

          SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "beneficial owner" with respect to any Shares means a person who, or any of whose affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act), (i) beneficially owns, directly or indirectly, such Shares, (ii) has, directly or indirectly, (A) the right to acquire such Shares (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote such Shares pursuant to any agreement, arrangement or understanding or (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such Shares with any other beneficial owner of such Shares; "beneficially own" and "beneficial ownership" shall have correlative meanings.

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, power to elect a majority of directors or other managers, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended January 26, 1997 were prepared;

          (e) "knowledge" of the Company shall include knowledge of the officers of its Significant Subsidiaries.

          (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

          (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

          (h) "Significant Subsidiary" has the meaning set forth in Regulation S-X promulgated by the SEC.

          SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

          SECTION 9.5 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser.

          SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except for Sections 6.6(a) and (b) and 6.7, which are intended to be for the benefit of the persons referred to therein, and may be enforced by such persons.

          SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               CYRUS ACQUISITION CORP.



                               By:   /s/ David P. Spalding
                                  Title:  President


                               GENERAL HOST CORPORATION



                               By:   /s/ Harris J. Ashton
                                  Title:  Chairman, President & CEO

                                                   ANNEX A to
                                                   Agreement and
                                                   Plan of Merger

                               Offer Conditions

          The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement and the term "Commission" shall be deemed to refer to the SEC.

          Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may amend or terminate the Offer as to any Shares not then paid for if, prior to the expiration of the Offer, (i) a number of Shares which constitutes more than two-thirds of the voting power (determined on a fully-diluted basis, without giving effect to potential dilution resulting from conversion of Convertible Notes which are outstanding and unconverted at the expiration date of the Offer), on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or in a merger shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer (the "Minimum Condition") or (ii) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment of Shares, any of the following events have occurred:

          (a) there shall have been instituted or pending any action or proceeding brought by any governmental authority before any federal or state court, or any order or preliminary or permanent injunction entered in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, or any other action taken, or statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or to the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency which could reasonably be expected to have the effect of: (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting or making materially more costly the making of the Offer, the acceptance for payment of, or payment for, some of or all the Shares by Purchaser or any of its affiliates, or the consummation of any of the transactions contemplated by the Merger Agreement or materially delaying the Merger; (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its Significant Subsidiaries or Purchaser or any of Purchaser's affiliates of all or any material portion of the business or assets of the Company or any of its Significant Subsidiaries, or compelling Purchaser or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its Significant Subsidiaries or Purchaser or any of its affiliates, as a result of the transactions contemplated by the Offer or the Merger Agreement; (iii) imposing or confirming limitations on the ability of Purchaser or any of its affiliates effectively to acquire or hold or to exercise full rights of ownership of Shares, including without limitation the right to vote any Shares acquired or owned by Purchaser or any of its affiliates on all matters properly presented to the shareholders of the Company, including without limitation the adoption and approval of the Merger Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company; or (iv) requiring divestiture by Purchaser or any of its affiliates of any Shares;

          (b) there shall have occurred, after the date of the Merger Agreement, an event that has had a Material Adverse Effect;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the Nasdaq National Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference not relating to monetary conditions),
     (ii) a decline of at least 25% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 index from the date hereof, or a material disruption of or material adverse change in financial, banking or capital market conditions that could materially adversely affect syndication of loan facilities, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any limitation (whether or not mandatory) by any domestic government or governmental, administrative or regulatory authority or agency on, or any other event that could reasonably be expected to materially adversely affect the extension of credit by banks or other lending institutions, (v) a commencement of a war or armed hostilities or other national or international calamity having a Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Offer or any of the other Transactions or (vi) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

          (d) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 15.0% of the outstanding Shares has been acquired by any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), other than Purchaser or any of its affiliates, or (ii) (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Acquisition Proposal or any other acquisition of Shares other than the Offer and the Merger or (B) any such corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to an Acquisition Proposal;

          (e) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to materiality shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made at the time of such determination;

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

          (g) the Merger Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company;

          (h) any waiting periods under the HSR Act applicable to the purchase of Shares contemplated by the Merger Agreement, including pursuant to the Offer, the Equity Contribution and the Merger, shall not have expired or been terminated;

          (i) consents in respect of the Senior Note Indenture Amendment on behalf of Senior Notes representing at least a majority in principal amount of all outstanding Senior Notes shall not have been validly tendered and not withdrawn in the Debt Offer, or any other condition to the Debt Offer shall not have been satisfied or waived in accordance with the Merger Agreement, or the Senior Note Indenture Amendment shall not have been executed or shall not become operative immediately following the consummation of the Debt Offer; or

          (j) all consents and approvals of and notices to or filings with governmental authorities and third parties required in connection with the Transactions shall not have been obtained or made other than those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect or prevent or materially delay consummation of any of the Transactions.

          The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition or may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion (subject in each case to the terms of the Merger Agreement). The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. Any determination by Purchaser concerning the events described in this Annex A will be final and binding upon all parties.

                                                   ANNEX B to
                                                   Agreement and
                                                   Plan of Merger


                Summary of Key Debt Offer Terms and Conditions


Transaction:              Tender Offer and Consent Solicitation.

Type of Tender:           Any and all; subject to minimum majority tender with
                          receipt of exit consents.

Conditions:               Noteholders may not tender without consenting and
                          may not consent without tendering.

                          All of the conditions precedent to the Offer as set forth in Annex A to the Merger Agreement shall have been satisfied except the condition set forth at paragraph (i); the Company must have evidence that such paragraph (i) will be satisfied upon the Closing of the Debt Offer. Purchaser shall have accepted Shares for payment simultaneously with the acceptance for payment of the Senior Notes.

                          The Financing shall be consummated simultaneously with the acceptance for payment of the tendered Senior Notes.

                          Other conditions typical for transactions of this type and not inconsistent with the foregoing.

Launch Date:              Simultaneous with Offer launch.

Consent Date:             10 business days after launch date, or such later
                          date on which the requisite consents have been received.

Expiration Date:          20 business days after launch date, or any later
                          date to which the Offer is extended.

Consideration:            Tender price per Bond:  Offer Price plus accrued and
                          unpaid interest to payment date.

                          Consent Fee per Bond: $20 per $1,000. Payable only to noteholders who validly tender (and do not withdraw) Senior Notes and consents on or prior to Consent Date.

                          Total Payment per Bond: Offer Price plus accrued and unpaid interest to payment date.

Offer Price:              $1,036.25 per $1,000.

Exit Consents:            Exit consents to (i) eliminate certain restrictive
                          provisions set forth in Articles 5, 6 and 11 of the

                          Indenture in order to permit the Transactions to proceed, including:

                          --   Limitation on Restricted Payments;
                          --   Limitation on Transactions with Affiliates;
                          --   Limitation on Indebtedness;
                          --   Limitation on Dividend and Other Payment
                               Restrictions Affected Restricted Subsidiaries;
                          --   Restriction on Liens;
                          --   Limitation on Asset Dispositions;
                          --   Limitation on Sale or Issuance of Certain
                               Stock;
                          --   Limitation on Issuance of Subordinated
                               Indebtedness;

                          and (ii) waive certain restrictive provisions set forth in Articles 5, 6 and 11 of the Indenture in order to permit the Transactions to proceed, including:

                          --   Change of Control;
                          --   When Company May Merge, Etc.;
                          --   Events of Default (paragraph (5) (cross-
                               acceleration) only).

Co-Dealer Managers:       Goldman Sachs & Co.
                          Credit Suisse First Boston Corporation

                                                   ANNEX C to
                                                   Agreement and
                                                   Plan of Merger

               Amendment to Company Certificate of Incorporation

XV. Whenever under the Business Corporation Law or otherwise the shareholders of the Corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, subject to any limitations under the Business Corporation Law.

                         COMPANY DISCLOSURE SCHEDULES
                                    TO THE
                         AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                           CYPRUS ACQUISITION CORP.
                                      AND
                           GENERAL HOST CORPORATION
                         DATED AS OF NOVEMBER 22, 1997

                                 SCHEDULE 3.3

I. Common Stock Equivalents ("CSEs") - an aggregate of 200,000 currently outstanding pursuant to the following three agreements:

     1. An agreement between Frank's Nursery & Crafts, Inc. and Piccolo Enterprises, Inc. , dated as of April 24, 1997, providing for the grant of 100,000 CSEs. Exercise Price is the fair market value of the Common Stock of the Company as of April 24, 1997.

          Expiration dates : 15,000 CSEs expire on each of April 24, 1999, May, 1, 1999, June 1, 1999, July 1, 1999, August 1, 1999, and
          September 1, 1999. 10,000 CSEs expire on October 1, 1999.

     2. An agreement between Frank's Nursery & Crafts, Inc. and Silverman Advertising Design, Inc., dated as of May 7, 1997, providing for the grant of 50,000 CSEs. Exercise price is $3-3/8. Expiration date is May 1, 1999.

     3. An agreement between Frank's Nursery & Crafts, Inc. and Wergeles & Associates, dated as of May 7, 1997, providing for the grant of 50,000 CSEs. Exercise price is $3-3/8. Expiration date is May 1, 1999.

II.  Options.  See attached Exhibit A.

III. There are 31,752,450 shares of the Company's Common Stock reserved for issuance in connection with Common Stock Purchase Rights provided for under the Company's Rights Agreement, as amended.

IV.  List of wholly-owned subsidiaries of General Host Corporation.

     1.   Frank's Nursery & Crafts, Inc.
     2.   Nursery Distributors, Inc. (indirect sub)
     3.   General Host Holding Corp.
     4.   AMS Industries, Inc.
     5.   AMS Salt Industries, Inc. (indirect sub)
     6.   Bay Resources, Inc.
     7.   SNG Acquisition Company, Inc.

                                                                     Exhibit A
                           GENERAL HOST CORPORATION
                             STOCK OPTION ACTIVITY
                               FISCAL YEAR ENDED
                               JANUARY 25, 1998

                      OUTSTANDING              DIRECTORS                            OUTSTANDING
                      JANUARY 26,              STK DIVID              CANCELLED     NOVEMBER 2,       TOTAL
YEAR         PRICE       1997       GRANTED    ADDL OPTS  EXERCISED  OR EXPIRED        1997          PROCEEDS
----         -----    -----------   -------    ---------  ---------  ----------     -----------      --------

1996          3,0281         3,000          0                     0             0          3,000          $9,084

1996          3,0281       600,000          0                     0             0        600,000       1,816,875

1997          3,6250             0     50,000                     0             0         50,000         181,250
              ------       -------     ------        ---        ---           ---      ---------      ----------
                           603,000     50,000          0          0             0        653,000      $2,007,209
              ======       =======     ======        ===        ===           ===      =========      ==========

                                                                      EXERCISABLE        611,200
                                                                                       =========


                                                                                       2,500,000
OPTIONS AUTHORIZED UNDER THE 1996 STOCK INCENTIVE PLAN

LESS:  OPTIONS EXERCISED IN PRIOR YEARS NOT SHOWN IN BEGINNING BALANCE

LESS:  OPTIONS GRANTED                                                                  (653,000)

ADD:   CURRENT YEAR OPTION EXERCISES                                                           0

ADD:   OPTIONS CANCELLED                                                                       0
                                                                                       ---------

CURRENTLY AVAILABLE FOR GRANTING                                                       1,847,000

OPTIONS OUTSTANDING                                                                      653,000      $2,007,209
                                                                                       =========      ==========

                                                                       CANCELLED OR EXPIRED                         EXERCISEABLE
                                                                     -------------------------                     ---------------
TERM                  BEGINNING   GRANT                      CANCEL  EXER-   NO                  OUTSTAN-   EXPIRA-
DATE     OPTIONEE     BALANCE     DATE    GRANTED    PRICE   DATE    CISED   REGRANT   REGRANT   DING       TION     %    AMOUNT
--------------------------------------------------------------------------------------------------------------------------------

1996 STOCK INCENTIVE PLAN

         GABRIEL,     3,000   <F1>6/17/01            3,0281                                         3,000  6/17/01        -------
         RICHARD    -------                -------                  -------------------------------------
                      3,000                                                0         0       0      3,000             40%   1,200

         ASHTON,
         HARRIS     300,000<F2>  01/13/97            3,0281                                       300,000  01/13/02       -------

         TOWNSEND,
         ERNEST     300,000<F2>  01/13/97            3,0281                                       300,000  01/13/02
                    -------                -------                  -------------------------------------                  -------
                    600,000                      0   3,0281                0         0       0    600,000            100%  600,000

         ROOS, PHIL  50,000   <F1>8/21/97            3,6250                                        50,000   8/21/02
                    -------                                         -------------------------------------                  -------
                     50,000                                                0         0       0     50,000             20%   10,000
                    -------                -------                  -------------------------------------                  -------
            TOTAL   653,000                      0                         0         0       0    653,000                  611,200
                    =======                =======                  =====================================                  =======

<F1>  20% EXERCISABLE IMMEDIATELY.  ADDITIONAL 20% ON EACH OF FIRST 4 GRANT ANNIVERSARY DATES.
<F2>  IMMEDIATELY EXERCISABLE 100%

   TERMINATIONS ARE 90 DAYS FROM DATE OF TERMINATION UNLESS OTHERWISE SPECIFIED.

                           GENERAL HOST CORPORATION
                            DIRECTORS OPTION PLANS


                   OUTSTANDING               DIRECTORS                                  OUTSTANDING
                   JANUARY 26,               STK DIVID                 CANCELLED OR     NOVEMBER 2,        TOTAL
YEAR      PRICE       1997       GRANTED     ADDL OPTS    EXERCISED    EXPIRED             1997            PROCEEDS
----------------------------------------------------------------------------------------------------------------------
1984
DIR        8,0661      16,538                       0             0             0            16,538          133,397
                   ===================================================================================================
1994
DIR        4,3433      26,250                       0             0             0            26,250          114,011

1994
DIR       4,0048      183,750                       0             0             0           183,750          735,890
                   ---------------------------------------------------------------------------------------------------
                      210,000           0           0             0             0           210,000          849,901
                   ===================================================================================================

                                                                       CANCELLED OR EXPIRED                         EXERCISEABLE
                                                                     -------------------------                     ---------------
TERM                  BEGINNING   GRANT                      CANCEL  EXER-   NO                  OUTSTAN-   EXPIRA-
DATE     OPTIONEE     BALANCE     DATE    GRANTED   PRICE    DATE    CISED   REGRANT   REGRANT   DING       TION     %      AMOUNT
----------------------------------------------------------------------------------------------------------------------------------

1984 STOCK INCENTIVE PLAN
----------------------------------------------------------------------------------------------------------------------------------
         FORTUNATO     16,538     & 6/20/93            8.0661                                       16,538             100%  16,538
                      =======                                        =====================================                  ======

1994 DIRECTORS STOCK OPTION PLAN
--------------------------------
        ASHTON, KELLY  25,250  <F1>12/08/94           4.3433                                       26,250   VAR SEE    40%  10,500
                                                                                                            NOTE
        HOORNSTRA      26,250  <F1>10/14/94           4.0048                                       26,250   VAR SEE    60%  15,750
                                                                                                            NOTE
        JOHNSON        26,250  <F1>10/14/94           4.0048                                       26,250   VAR SEE    60%  15,750
                                                                                                            NOTE
        ALDEN          26,250  <F1>10/14/94           4.0048                                       26,250   VAR SEE    60%  15,750
                                                                                                            NOTE
        FORSTER        26,250  <F1>10/14/94           4.0048                                       26,250   VAR SEE    60%  15,750
                                                                                                            NOTE
        HARLEY         26,250  <F1>10/14/94           4.0048                                       26,250   VAR SEE    60%  15,750
                                                                                                            NOTE
        HASKEL         26,250  <F1>10/14/94           4.0048                                       26,250   VAR SEE    60%  15,750
                                                                                                            NOTE
        FORTUNATO,
        S.J.           26,250  <F1>10/14/94           4.0048                                       26,250   VAR SEE    60%  15,750
                     --------                --------                ------------------------------------   NOTE           -------
                      210,000                      0                       0       0       0      210,000                  120,750
                     ========                ========                ====================================                  =======

*         20% EXERCISABLE IMMEDIATELY. ADDITIONAL 20% ON EACH OF FIRST 4 GRANT ANNIVERSARY DATES.
&         EXERCISABLE 1 YEAR AFTER GRANT.
@         EXERCISABLE 1 YEAR AFTER ORIGINAL GRANT.
#         33-1/3% EXERCISABLE ON GRANT DATE.  ADDITIONAL 33-1/3% EACH YEAR THEREAFTER.
##        50% EXERCISABLE ON GRANT DATE.  50% ONE YEAR FROM GRANT DATE.
(1)       IMMEDIATELY EXERCISABLE 100%
(2)       20% ON DATE OF GRANT AND 20% THEREAFTER.
(3)       40% ON DATE OF GRANT AND 60% ON 1ST ANNIVERSARY.
^         EXERCISABLE WHEN CLOSING PRICE ON NYSE IS $12.00325/SHARE OR ABOVE FOR 10 CONSECUTIVE BUSINESS DAYS.
          THESE OPTIONS ARE ADJUSTED FROM 1994, 1995, 1996 5% STOCK  DIVIDENDS LOWERING IT FROM $14/SHARE.
%         20% EXERCISABLE IMMEDIATELY.  REMAINING FULLY EXERCISABLE ON 4/23/93; SARS ISSUED IN CONJUNCTION WITH OPTIONS -
          300,000 SARS, 60,000 SHARES EXERCISED 12/30/92.
**        EXERCISABLE 20% PER YEAR BEGINNING 5/23/94.
<F1>      OPTION CONSISTS OF FIVE TRANCHES OF 5,000 SHARES EACH AND BECOMES EXERCISABLE BEGINNING 10/14/95 AND ON
          EACH ANNIVERSARY THROUGH 10/14/99.  THE OPTION TO EXERCISE  EACH TRANCHE (5,000) EXPIRES ON THE FOURTH
          ANNIVERSARY EACH TRANCHE BECOMES EXERCISABLE.
          TERMINATIONS ARE 90 DAYS FROM DATE OF TERMINATION UNLESS OTHERWISE SPECIFIED.
          1984 DIRECTORS PLAN PROVIDES FOR ADDL OPTION BASED UPON STOCK DIVIDENDS.
          1994 DIRECTORS PLAN PROVIDES FOR ADDL OPTION BASED UPON STOCK DIVIDENDS.

                           GENERAL HOST CORPORATION
                            1986 STOCK OPTION PLAN

                 OUTSTANDING             DIRECTORS                           OUTSTANDING
                 JANUARY 26,             STK DIVID               CANCELLED   NOVEMBER 2,          TOTAL
 YEAR   PRICE       1997       GRANTED   ADDL OPTS   EXERCISED  OR EXPIRED      1997            PROCEEDS
--------------------------------------------------------------------------------------------------------

 1967   11.708         5,000                                 0       5,000              0              0
 1988   7.5342        10,000                                 0      10,000              0              0
 1988   6.3996        20,000                                 0           0         20,000        167,992
 1989   6.9742         5,000          0                      0       5,000              0              0
 1989   6.3633        10,000          0                      0           0         10,000         63,633
 1990   4.4798         2,500          0                      0           0          2,500         11,199
 1991   6.9233        17,750          0                      0         500         17,250        119,428
 1992   6.9233        47,000          0                      0       6,500         40,500        280,396
 1993   8.1960        74,100          0                      0       9,200         64,900        531,918
 1994   4.6620        11,000          0                      0      10,000          1,000          4,682
 1994   4.5548         2,500          0                      0           0          2,500         11,387
 1994   4.9299        90,000          0                      0      90,000              0              0
 1994   4.0725         7,500          0                      0       7,500              0              0
 1994   4.4476             0          0                      0           0              0              0
 1995   5.8663         1,000          0                      0       1,000              0              0
 1995   6.5431        55,500          0                      0      19,000         36,500        238,824
 1995   6.5431         3,750          0                      0         750          3,000         19,629
 1995   5.5842         5,000          0                      0           0          5,000         27,921
 1995   3.3844             0          0                      0           0              0              0
 1995   3.3844       240,000          0                      0           0        240,000        812,250
                    ------------------------------------------------------------------------------------
                     607,600          0           0          0     164,450        443,150     $2,289,240
                    ====================================================================================


                                                                            CANCELLED OR EXPIRED                     EXERCISEABLE
                                                                            --------------------                   ---------------
TERM                  BEGINNING   GRANT                      CANCEL  EXER-   NO                  OUTSTAN-   EXPIRA-
DATE     OPTIONEE     BALANCE     DATE    GRANTED    PRICE   DATE    CISED   REGRANT   REGRANT   DING       TION     %      AMOUNT
----------------------------------------------------------------------------------------------------------------------------------

1986 STOCK INCENTIVE PLAN
-------------------------
          BOYD         5,000    @9/24/87             11.7085                   5,000                   0   9/23/97
                      ------                                         -----------------------------------
                       5,000                                             0     5,000         0         0              100%        0

          DICKENSON    5,000    @1/21/88              7.5342                   5,000                   0   09/23/97

05/30/97  STRANG       5,000    @1/21/88              7.5342  8/30/97          5,000         0         0   9/23/97
                     -------                                          ----------------------------------
                      10,000                          7.5342             0    10,000         0         0              100%        0

          LOVEJOY     20,000    *9/19/88              8.3996                                      20,000*  09/18/98   100%   20,000

04/11/97  JACKSON      5,000    @6/15/89              6.9742 07/11/97    0     5,000                   0   06/14/99
                      ------                                          ==================================
                       5,000                                             0     5,000         0         0              100%        0

SIMPSON               10,000    @7/17/89              6.3633                                      10,000    07/16/99
                     -------                                          ----------------------------------
                      10,000                                             0          0         0   10,000              100%   10,000

                                                                           CANCELLED OR EXPIRED                      EXERCISEABLE
                                                                           --------------------                      ------------
TERM                  BEGINNING   GRANT                      CANCEL  EXER-   NO                  OUTSTAN-   EXPIRA-
DATE     OPTIONEE     BALANCE     DATE    GRANTED    PRICE   DATE    CISED   REGRANT   REGRANT   DING       TION       %    AMOUNT
--------------------------------------------------------------------------------------------------------------------------------


         HLSENBECK       2,500    *2/21/90           4.4798                                        2,500   02/21/00
                       -------                                      ------------------------------------
                         2,500                                            0        0        0      2,500              100%   2,500
         BOYD            5,000    #6/6/91            6.9233                                        5,000   06/05/01
         LOVEJOY         2,000    #6/6/91            6.9233                                        2,000   06/05/01
         GUNDERSON       1,000    #6/6/91            6.9233                                        1,000   06/05/01
         JONES, R.       1,000    #6/6/91            6.9233                                        1,000   06/05/01
         PONCE DELEON    2,500    #6/6/91            6.9233                                        2,500   06/05/01
         BLACK, RON        750    #6/6/91            6.9233                                          750   06/05/01   100%  12,250
         DEWOLF, K.        500    $6/6/91            6.9233                                          500   06/05/01
         KULAS, C.         500    $6/6/91            6.9233                                          500   06/05/01
         DIPILLA, M.       500    $6/6/91            6.9233                                          500   06/05/01
5/30/97  TAYLOR, D.        500    $6/6/91            6.9233   8/30/97  500                             0   06/05/01
         LAFRANCE, G.      500    $6/6/91            6.9233                                          500   06/05/01
TERM 12  SUTA, R.          500    $6/6/91            6.9233                                          500   06/05/01
         STEINMAN, BILL    500    $6/6/91            6.9233                                          500   06/05/01
         NARUP, M.         500    $6/6/91            6.9233                                          500   06/05/01
         ZMIKLEY, R.       500    $6/6/91            6.9233                                          500   06/05/01
         DURENBERGER, G    500    $6/6/91            6.9233                                          500   06/05/01
         LAMONTAINE, P.    500    $6/6/91            6.9233                                          500   06/05/01   100%   5,000
                        ------             --------                    ---------------------------------
                        17,750                  0                         0       500       0     17,250

                                                                               CANCELLED OR EXPIRED                    EXERCISEABLE
                                                                               --------------------                    ------------
TERM                     BEGINNING GRANT                       CANCEL   EXER-    NO                  OUTSTAN-  EXPIRA-
DATE     OPTIONEE        BALANCE   DATE     GRANTED    PRICE   DATE     CISED    REGRANT   REGRANT   DING      TION      %   AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

          BOYD,W.         2,000    @7/17/92           6.9233                                         2,000    07/17/02
          HLSENBECK       2,000    @7/17/92           6.9233                                         2,000    07/17/02
          LOVEJOY, R.     2,000    @7/17/92           6.9233                                         2,000    07/17/02
          SIMPSON, J.     2,000    @7/17/92           6.9233                                         2,000    07/17/02
05/30/97  STRANG, D.      2,000    @7/17/92           6.9233    08/30/92           2,000                 0    07/17/02
          DICKENSON, E.   1,500    @7/17/92           6.9233                                         1,500    07/17/02
          DUCKMAN, L.     1,500    @7/17/92           6.9233                                         1,500    07/17/02
          GUNDERSON, J.   1,500    @7/17/92           6.9233                                         1,500    07/17/02
04/11/97  JACKSON, E.     1,500    @7/17/92           6.9233    07/11/97           1,500                 0    07/17/02
          PONCE
          DELEON, F.      1,500    @7/17/92           6.9233                                         1,500    07/17/02
          DEWOLF, K.      1,000    @7/17/92           6.9233                                         1,500    07/17/02
          DURENBERGER, G. 1,000    @7/17/92           6.9233                                         1,000    07/17/02
          LAMONTAINE, P.  1,000    @7/17/92           6.9233                                         1,000    07/17/02
          NARUP, M.       1,000    @7/17/92           6.9233                                         1,000    07/17/02
          BIERAUGEL, B.   1,000    @7/17/92           6.9233                                         1,000    07/17/02
02/20/97  CUMMINGS, P.    1,000    @7/17/92           6.9233    05/20/97           1,000                 0    07/17/02
          DANIELSON, B.   1,000    @7/17/92           6.9233                                         1,000    07/17/02
          GREGGO, P.      1,000    @7/17/92           6.9233                                         1,000    07/17/02
          HUBBARD, J.     1,000    @7/17/92           6.9233                                         1,000    07/17/02
          HUBSCHER, T.    1,000    @7/17/92           6.9233                                         1,000    07/17/02
          KOTCHER, P.     1,000    @7/17/92           6.9233                                         1,000    07/17/02
          LITCHY, R.      1,000    @7/17/92           6.9233                                         1,000    07/17/02
          MALOPY,G.       1,000    @7/17/92           6.9233                                         1,000    07/17/02
          MEYER, R.       1,000    @7/17/92           6.9233                                         1,000    07/17/02
          OWEN, C.        1,000    @7/17/92           6.9233                                         1,000    07/17/02
01/10/97  SLIS, M.        1,000    @7/17/92           6.9233                                         1,000    07/17/02
          STEINMAN, W.    1,000    @7/17/92           6.9233                                         1,000    07/17/02
          STRAIT, W.      1,000    @7/17/92           6.9233                                         1,000    07/17/02
          THOMPSON, P.    1,000    @7/17/92           6.9233                                         1,000    07/17/02
          ZMIKEY, R.      1,000    @7/17/92           6.9233                                         1,000    07/17/02
          ZONA, A.        1,000    @7/17/92           6.9233                                         1,000    07/17/02
          DIPILLA, M.     1,000    @7/17/92           6.9233                                         1,000    07/17/02
          FARHAR, J.      1,000    @7/17/92           6.9233                                         1,000    07/17/02
03/07/97  KUEHNE, R.      1,000    @7/17/92           6.9233    06/07/97           1,000                 0    07/17/02
          KULAS, C.       1,000    @7/17/92           6.9233                                         1,000    07/17/02
          LAFRANCE, G.    1,000    @7/17/92           6.9233                                         1,000    07/17/02
05/30/97  TAYLOR, D.      1,000    @7/17/92           6.9233    08/30/97           1,000                 0    07/17/02
          BLACK, R.         500    @7/17/92           6.9233                                           500    07/17/02
          JONES, R.         500    @7/17/92           6.9233                                           500    07/17/02
09/25/97  PIERCE, C.        500    @7/17/92           6.9233    12/25/97                               500    07/17/02
TERM 12/9 SUTA, R.          500    @7/17/92           6.9233                                           500    07/17/02
          ZALEWSKI, M.      500    @7/17/92           6.9233                                           500    07/17/02
                         ------                                           --------------------------------
                         47,000                                                0    6,500      0    40,500             100%  40,500

                                                                                CANCELLED OR EXPIRED                   EXERCISEABLE
                                                                                --------------------                   ------------
TERM                     BEGINNING GRANT                        CANCEL   EXER-    NO                 OUTSTAN-  EXPIRA-
DATE     OPTIONEE        BALANCE   DATE     GRANTED     PRICE   DATE     CISED    REGRANT   REGRANT  DING      TION      %   AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

          BOYD, W.       10,000    ^03/03/93           8.1960                                        10,000    03/02/98
          LOVEJOY, R.     7,500    ^03/03/93           8.1960                                         7,500    03/02/98
          SIMPSON, J.     7,500    ^03/03/93           8.1960                                         7,500    03/02/98
          HLSENBECK, S.   5,000    ^03/03/93           8.1960                                         5,000    03/02/98
05/30/97  STRANG, D.      5,000    ^03/03/93           8.1960   8/30/97             5,000                 0    03/02/98
          DICKENSON, E.   2,000    ^03/03/93           8.1960                                         2,000    03/02/98
          DIPILLA, M      1,000    ^03/03/93           8.1960                                         1,000    03/02/98
05/30/97  TAYLOR, D.      1,000    ^03/03/93           8.1960   08/30/97            1,000                 0    03/02/98
          FARHAT, J.        500    ^03/03/93           8.1960                                           500    03/02/98
03/07/97  KUEHNE, R.        500    ^03/03/93           8.1960   08/07/97              500                 0    03/02/98
          KULAS, C.         500    ^03/03/93           8.1960                                           500    03/02/98
          LAFRANCE, G.      500    ^03/03/93           8.1960                                           500    03/02/98
          PONCE
          DELEON, F.      2,500    ^03/03/93           8.1960                                         2,500    03/02/98
          DEWOLF, K.      2,000    ^03/03/93           8.1960                                         2,000    03/02/98
          LAMONTAINE, P.  2,000    ^03/03/93           8.1960                                         2,000    03/02/98
          DURENBERGER,
          G.              1,000    ^03/03/93           8.1960                                         1,000    03/02/98
          GREGGO, P.      1,000    ^03/03/93           8.1960                                         1,000    03/02/98
          NARUP, M.       1,000    ^03/03/93           8.1960                                         1,000    03/02/98
          OWEN, C.        1,000    ^03/03/93           8.1960                                         1,000    03/02/98
          STEINMAN, W.    1,000    ^03/03/93           8.1960                                         1,000    03/02/98
          STRAIT, W.      1,000    ^03/03/93           8.1960                                         1,000    03/02/98
02/20/97  CUMMINGS, P.      750    ^03/03/93           8.1960   05/20/97              750                 0    03/02/98
          DANIELSON, B.     750    ^03/03/93           8.1960                                           750    03/02/98
          HUBBARD, J.       750    ^03/03/93           8.1960                                           750    03/02/98
          HUBSCHER, T.      750    ^03/03/93           8.1960                                           750    03/02/98
          JASKIEWICZ, E.    750    ^03/03/93           8.1960                                           750    03/02/98
          KOTCHER, P.       750    ^03/03/93           8.1960                                           750    03/02/98
          LAROCCA, M.       750    ^03/03/93           8.1960                                           750    03/02/98
          LITCHY, R.        750    ^03/03/93           8.1960                                           750    03/02/98
          LOWE, D.          750    ^03/03/93           8.1960                                           750    03/02/98
          MALOPY, G.        750    ^03/03/93           8.1960                                           750    03/02/98
          MCCARTHY, B.      750    ^03/03/93           8.1960                                           750    03/02/98
          MEYER, R.         750    ^03/03/93           8.1960                                           750    03/02/98
          MOORE, K.         750    ^03/03/93           8.1960                                           750    03/02/98
01/10/97  SLIS, M.          750    ^03/03/93           8.1960   04/10/97              750                 0    03/02/98
          THOMPSON, P.      750    ^03/03/93           8.1960                                           750    03/02/98
          ZMKLY, R.         750    ^03/03/93           8.1960                                           750    03/02/98
          ZONA, A.          750    ^03/03/93           8.1960                                           750    03/02/98
          STEMPEN, P.       750    ^03/03/93           8.1960                                           750    03/02/98
          DUCKMAN, L.     1,000    ^03/03/93           8.1960                                         1,000    03/02/98
          HERZOG, J.      1,000    ^03/03/93           8.1960                                         1,000    03/02/98
04/11/97  JACKSON, E.     1,000    ^03/03/93           8.1960   07/11/97            1,000                 0    03/02/98
          BLACK, R.         500    ^03/03/93           8.1960                                           500    03/02/98
          JONES, R.         500    ^03/03/93           8.1960                                           500    03/02/98
09/25/97  PIERCE, C.        500    ^03/03/93           8.1960   12/25/97                                500    03/02/98
TERM 12/9 SUTA, R.          500    ^03/03/93           8.1960                                           500    03/02/98
          ZALEWSKI, M.      500    ^03/03/93           8.1960                                           500    03/02/98
          BACCI, C.         200    ^03/03/93           8.1960                                           200    03/02/98

                                                                                CANCELLED OR EXPIRED                   EXERCISEABLE
                                                                                --------------------                   ------------
TERM                     BEGINNING GRANT                        CANCEL   EXER-    NO                 OUTSTAN-  EXPIRA-
DATE     OPTIONEE        BALANCE   DATE     GRANTED    PRICE    DATE     CISED    REGRANT   REGRANT  DING      TION     %    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

09/29/97  BOGULSLASKI, C.   200    ^03/03/93           8.1960   12/29/97                                200    03/02/98
          GAWLOSKI, P.      200    ^03/03/93           8.1960                                           200    03/02/98
          KROPINSKI, A.     200    ^03/03/93           8.1960                                           200    03/02/98
          MARCY, C.         200    ^03/03/93           8.1960                                           200    03/02/98
          NOBLE, R.         200    ^03/03/93           8.1960                                           200    03/02/98
          PURCI, W.         200    ^03/03/93           8.1960                                           200    03/02/98
01/17/97  SAWYERS, J.       200    ^03/03/93           8.1960   04/17/97              200                 0    03/02/98
                         ------                                           ----------------------------------
                         74,100                                                0    9,200      0     64,900              0%       0

                                                                             CANCELLED OR EXPIRED                      EXERCISEABLE
                                                                             --------------------                      ------------
TERM                  BEGINNING    GRANT                       CANCEL  EXER-   NO                  OUTSTAN-  EXPIRA-
DATE      OPTIONEE    BALANCE      DATE      GRANTED   PRICE   DATE    CISED   REGRANT   REGRANT   DING      TION       %    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

01/13/97  HESSLER,
          SCOTT         90,000     **05/19/9           4.9299  4/13/97         90,000                    0  05/19/99
                                                                       -----------------------------------
                                                                           0   90,000          0         0              0%        0
          DICKENSON,
          ERIC        1,000(1)     7/15/94             4.6620                                        1,000  07/16/99  100%    1,000

02/06/97  HALEY,
          JOSEPH        10,000     *07/15/94           4.6620  05/06/97        10,000                    0  07/16/99   60%        0
                      --------               ------                    -----------------------------------
                        11,000                    0                        0   10,000          0     1,000
          F. PONCE
          DELEON         2,500      *08/19/94          4.5548                                        2,500  08/20/99
                      --------               ------                    -----------------------------------
                         2,500                    0                        0        0          0     2,500             80%    2,000
02/05/96  FRESE,
          RUSSELL            0      *08/29/9           4.4476  06/06/96                                  0  08/30/99   60%        0

02/13/97  COX, CAROL     7,500      *1/16/95           4.0725  05/13/97         7,500                    0  01/17/00   60%        0
          MICHAEL

12/27/96  MELANIPHY,     1,000      * 5/1/96           5.8663  03/27/97         1,000                    0  05/02/00
                      --------                                         -----------------------------------
                         1,000                                             0    1,000          0         0             40%        0

                                                                             CANCELLED OR EXPIRED                      EXERCISEABLE
                                                                             --------------------                      ------------
TERM                   BEGINNING   GRANT                       CANCEL  EXER-   NO                  OUTSTAN-  EXPIRA-
DATE      OPTIONEE     BALANCE     DATE      GRANTED   PRICE   DATE    CISED   REGRANT   REGRANT   DING      TION       %    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

01/13/97  HESSLER,
          SCOTT         10,000     *6/08/95            6.5431  4/13/97         10,000                    0  06/09/00
          LOVEJOY,
          ROBERT         3,000     *6/08/95            6.5431                                        3,000  06/09/00
          SIMPSON,
          JAMES          3,000     *6/08/95            6.5431                                        3,000  06/09/00

02/06/97  HALEY, JOSEPH  5,000     *6/08/95            6.5431  05/06/97         5,000                    0  06/09/00
          HILSENBECK,
          SUE            1,000     *6/08/95            6.5431                                        1,000  06/09/00
          PONCE, DELEON  3,000     *6/08/95            6.5431                                        3,000  06/09/00
          DICKENSON,
          ERIC           2,000     *6/08/95            6.5431                                        2,000  06/09/00
          GREGGO,
          PATRICK        2,500     *6/08/95            6.5431                                        2,500  06/09/00
          OWEN, CHRIS    2,000     *6/08/95            6.5431                                        2,000  06/09/00
          STRAIT,
          WILLIAM        2,500     *6/08/95            6.5431                                        2,500  06/09/00
          ISON, JOHN     1,000     *6/08/95            6.5431                                        1,000  06/09/00
          BLACK, RON     1,500     *6/08/95            6.5431                                        1,500  06/09/00
          DUCKMAN, LEN   1,000     *6/08/95            6.5431                                        1,000  06/09/00
          GAWLOWSKI,
          PAT              500     *6/08/95            6.5431                                          500  06/09/00
          HERZOG, JULIE    500     *6/08/95            6.5431                                          500  06/09/00

04/11/97  JACKSON, ED      500     *6/08/95            6.5431  07/11/97           500                    0  06/09/00
          LAMONTAINE,
          PAUL           1,000     *6/08/95            6.5431                                        1,000  06/09/00

01/17/97  SAWYERS, JOHN    500     *6/08/95            6.5431  04/17/97           500                    0  06/09/00
          LOSEK, DAVE      500     *6/08/95            6.5431                                          500  06/09/00
          ZALEWSKI, MIKE   500     *6/08/95            6.5431                                          500  06/09/00
          DIPILLA,
          MARIA          2,000     *6/08/95            6.5431                                        2,000  06/09/00
          FARHAT, JANET    500     *6/08/95            6.5431                                          500  06/09/00
          KULAS, CASIMER   500     *6/08/95            6.5431                                          500  06/09/00
          CROSS, CRAIG   1,000     *6/08/95            6.5431                                        1,000  06/09/00

                                                                             CANCELLED OR EXPIRED                      EXERCISEABLE
                                                                             --------------------                      ------------
TERM                   BEGINNING   GRANT                       CANCEL  EXER-   NO                  OUTSTAN-  EXPIRA-
DATE      OPTIONEE     BALANCE     DATE      GRANTED   PRICE   DATE    CISED   REGRANT   REGRANT   DING      TION       %    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

          LAFRANCE,
          GREG           1,000     *6/08/95            6.5431                                        1,000  06/09/00
12/20/96  WULLEUMIER,
          LESLIE           500     *6/08/95            6.5431  03/20/97           500                    0  06/09/00
          STEMPEN, PETE    500     *6/08/95            6.5431                                          500  06/09/00
          LOMBARDO, LISA   500     *6/08/95            6.5431                                          500  06/09/00
          MAHY, DERALD     500     *6/08/95            6.5431                                          500  06/09/00
          STEINMAN, BILL   500     *6/08/95            6.5431                                          500  06/09/00
09/12/97  STEINMAN, BRIAN  500     *6/08/95            6.5431  12/12/97                                500  06/09/00
          MOORE, KEL       500     *6/08/95            6.5431                                          500  06/09/00
          SEATON, GEORGE   500     *6/08/95            6.5431                                          500  06/09/00
12/20/96  SIEBERT, JOE     500     *6/08/95            6.5431  03/20/97           500                    0  06/09/00
11/13/96  COZZOLINO, JOHN  500     *6/08/95            6.5431  02/13/97           500                    0  06/09/00
          BACCI, CHARLIE   500     *6/08/95            6.5431                                          500  06/09/00
01/10/97  SLIS, MIKE       500     *6/08/95            6.5431  04/10/97           500                    0  06/09/00
          MARCY, CHERYL  1,000     *6/08/95            6.5431                                        1,000  06/09/00
06/13/97  FARINA, ARNOLD   500     *6/08/95            6.5431  09/13/97           500                    0  06/09/00
          NOBLE, RUDIE     500     *6/08/95            6.5431                                          500  06/09/00
          PUROL, WAYNE     500     *6/08/95            6.5431                                          500  06/09/00
04/04/97  GEORGE, JOSEPH   500     *6/08/95            6.5431  07/04/97           500                    0  06/09/00
                         ------                                         ----------------------------------
                        55,500                                            0    19,000       0       36,500             60%   21,900

                                                                             CANCELLED OR EXPIRED                      EXERCISEABLE
                                                                             --------------------                      ------------
TERM                   BEGINNING   GRANT                       CANCEL  EXER-   NO                  OUTSTAN-  EXPIRA-
DATE      OPTIONEE     BALANCE     DATE      GRANTED   PRICE   DATE    CISED   REGRANT   REGRANT   DING      TION       %    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

          KUMAS, RUTH      250    (3)06/08/95         6.5431                                           250  06/09/00
          LOE, DAVE        250    (3)06/08/95         6.5431                                           250  06/09/00
          ZMIGLY, ROBERT   250    (3)06/08/95         6.5431                                           250  06/09/00
02/20/91  CUMMINGS, PAT    250    (3)06/08/95         6.5431   06/20/97           250                    0  06/09/00
          DANIELSON, BRETT 250    (3)06/08/95         6.5431                                           250  06/09/00
          THOMPSON, PAULA  250    (3)06/08/95         6.5431                                           250  06/09/00
          KINTIGH, DEBORAH 250    (3)06/08/95         6.5431                                           250  06/09/00
          MOMAI-AN,
          MARGARET         250    (3)06/08/95         6.5431                                           250  06/09/00
          MCCARTHY, BARB   250    (3)06/08/95         6.5431                                           250  06/09/00
          MEYER, RON       250    (3)06/08/95         6.5431                                           250  06/09/00
06/06/97  SCHRADER, JAY    250    (3)06/08/95         6.5431   09/08/97           250                    0  06/09/00
          DURENBERGER, G.  250    (3)06/08/95         6.5431                                           250  06/09/00
          LAROCCA, MARK    250    (3)06/08/95         6.5431                                           250  06/09/00
          MALOPY, GREG     250    (3)06/08/95         6.5431                                           250  06/09/00
05/30/97  DANZA, SAL       250    (3)06/08/95         6.5431   08/30/97           250                    0  06/09/00
                         ------                                -------------------------------------------
                         3,750                                     0     0        750        0       3,000             100%    3,000

          EVERYINGHAM,
          T.             5,000    *07/11/96           5.5842                                         5,000  07/12/00    60%    3,000

          ASHTON, HARRIS   0(1)   01/25/96            3.3644                                             0  12/02/96    100%       0

          ASHTON,
          HARRIS     240,000(1)   01/25/96            3.3844                                       240,000  04/23/02    100% 240,000
                         ------              -------           -------------------------------------------                   -------
          TOTAL        607,600                  0                        0    164,450        0     443,150                   361,150
                         ======              =======           ===========================================                   =======

                                 SCHEDULE 3.5


Section 3.5(iii)

The following agreements and/or mortgages contain change in control provisions which could conflict with or result in a breach or violation or constitute an event of default (or an event which with notice or lapse of time or both could become a default) or result in the loss of material benefit under, or give rise to termination , amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Company or its Significant Subsidiaries:

METLIFE


1. Commercial Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of August 31, 1995 by and between Frank's Nursery & Crafts, Inc. ("Frank's") and MetLife Capital Financial Corporation ("MetLife").

2. Security Agreement dated as of August 31, 1995 by and between Frank's and MetLife.

3. Assignment of Rents and Leases dated as of August 31, 1995 by and between Frank's and MetLife.

4.   Guaranty dated as of August 31, 1995 by the Company in favor of MetLife.

5. The following arrangements with MetLife: (a) Promissory notes in the original principal amounts of $975,000, $937,000, $825,000 and $825,000;
     (b) related Commercial Mortgages on properties located in Merrilville, Indiana, Columbus, Indiana, South Bend, Indiana and Michigan City Indiana, respectively; (c) related Security Agreements; (d) related Assignments of Rents and Leases; (e) related Guaranties, all dated August 31, 1995 and governed by Indiana law; (f) Borrower's Certificate dated August 31, 1995; and (g) Certificate of Hazardous Substances, dated August 31, 1995.

6. The following arrangements with MetLife: (a) Promissory notes in the original principal amounts of $660,000, $675,000, $690,000 and $825,000;
     (b) related Commercial Mortgages on properties located in Waukegan, Illinois, Evergreen Park, Illinois, St. Charles, Illinois and Naperville, Illinois, respectively; (c) related Security Agreements; (d) related Assignments of Rents and Leases; and (e) related Guaranties, all dated August 31, 1995 and governed by Illinois law.

7. The following arrangements with MetLife: (a) A promissory note in the original principal amount of $855,000; (b) related Commercial Mortgage on property located in Coon Rapids, Minnesota; (c) related Security Agreement; (d) related Assignment of Rents and Leases; and (e) related Guaranty, all dated August 31, 1995 and governed by Minnesota law.

8. The following arrangements with MetLife: (a) A promissory note in the original principal amount of $1,200,000; (b) related Commercial Mortgage on property located in Franklin, Ohio; (c) related Security Agreement;

     (d) related Assignment of Rents and Leases; and (e) related Guaranty, all dated August 31, 1995 and governed by Ohio law.

9. The following arrangements with MetLife: (a) Promissory notes in the original principal amounts of $1,125,000 and $1,125,000; (b) related Commercial Mortgages on properties located in Clinton Township, Michigan and Canton Township, Michigan, respectively; (c) related Security Agreements; (d) related Assignments of Rents and Leases; and (e) related Guaranties, all dated August 31, 1995 and governed by Michigan law.

MIDLAND

1. Promissory Note in the original principal amount of $682,878 dated March 14, 1996 from Frank's Nursery & Crafts, Inc. ("Frank's") to Midland Loan Services, L.P. ("Midland") relating to the Grand Rapids, MI store.

2. Mortgage, Security Agreement and Assignment of Leases and Rents dated as of March 14, 1996 by and between Frank's and Midland relating to the Grand Rapids, MI store.

3. Assignment of Rents and Leases dated as of March 14, 1996 by and between Frank's and Midland relating to the Grand Rapids, MI store.

4. Guaranty dated as of March 14, 1996 by the Company in favor of Midland relating to the Grand Rapids, MI store.

5. Escrow Agreement dated as of March 14, 1996 by and between Frank's and Midland in its capacities as lender and escrow agent relating to the Grand Rapids, MI store.

6. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $867,548, $862,893, $857,318 and $883,802;
     (b) related Mortgages on properties located in Libertyville, Illinois, Lake Zurich, Illinois, Crystal Lake, Illinois and Schaumburg, Illinois, respectively; (c) related Assignments of Rents and Leases; (d) related Guaranties; (e) related Escrow Agreements, all dated January 26, 1996 and governed by Illinois law; (f) Borrower's Certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

7. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $726,793 and $1,330,423; (b) related Mortgages on properties located in Battle Creek, Michigan and Bloomfield Township, Michigan, respectively; (c) related Assignments of Rents and Leases; (d) related Guaranties; (e) related Escrow Agreements, all dated January 26, 1996 and governed by Michigan law; (f) Borrower's Certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

8. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $956,708, $909,974 and $849,344; (b) related Mortgages on properties located in Roseville, Minnesota, Eden Prairie, Minnesota and Eagan, Minnesota, respectively; (c) related Assignments of Rents and Leases; (d) related Guaranties; (e) related Escrow Agreements, all dated January 26, 1996 and governed by Minnesota law; (f) Borrower's Certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

9. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $730,026, $734,319 and $753,432; (b) related Mortgages on properties located in Bridgeton, Missouri, St. Charles, Missouri and St. Charles, Missouri, respectively; (c) related Assignments of Rents and Leases; (d) related Guaranties; (e) related Escrow Agreements, all dated January 26, 1996 and governed by Missouri law; (f) Borrower's Certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

10. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $1,280,990, $1,379,474 and $1,316,019; (b)
     related Mortgages on properties located in Deptford, New Jersey, Bridgewater, New Jersey and Bricktown, New Jersey, respectively; (c) related Assignments of Rents and Leases; (d) related Guaranties; (e) related Escrow Agreements, all dated January 26, 1996 and governed by New Jersey law; (f) Borrower's Certificate dated January 26, 1996; and
     (g) Environmental Indemnity Agreement dated January 26, 1996.

11. The following arrangements with Midland: (a) A promissory note in the original principal amount of $1,373,432; (b) related Mortgage on property located in Staten Island, New York; (c) related Assignment of Rents and Leases; (d) related Guaranty; (e) related Escrow Agreement, all dated January 26, 1996 and governed by New York law; (f) Borrower's Certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

12. The following arrangements with Midland: (a) A promissory note in the original principal amount of $892,829; (b) related Mortgage on property located in Brookhaven, Pennsylvania; (c) related Assignment of Rents and Leases; (d) related Guaranty; (e) related Escrow Agreement, all dated January 26, 1996 and governed by Pennsylvania law; (f) Borrower's Certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

13. The following arrangements with Midland: (a) Amended and Restated Promissory Note in the original principal amount of $2,583,273.69 dated as of December 1, 1995 from Frank's to Midland Commercial Financing Corp; (b) related Mortgages dated as of October 16, 1995, as amended as of December 1, 1995 on properties located in Okemos, Michigan and Joliet, Illinois; (c) related Assignments of Rents and Leases dated as of October 16, 1995, as amended as of December 1, 1995; (d) Amended and Restated Guaranty dated as of December 1, 1995 from the Company in favor of Midland Commercial Financing Corp.; (e) related Escrow Agreements dated as of October 13, 1995; (f) Borrower's Certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.


PEOPLES

1. Mortgage Note in the original principal amount of $4,950,000 dated January 25, 1996 from Frank's to People's Bank ("Peoples").

2. Mortgage Deed and Security Agreement dated as of January 25, 1996 by and between Frank's and People's.

3. Assignment of Rents and Leases dated as of January 25, 1996 by and between Frank's and People's.

4. Guaranty and Indemnity Agreement dated as of January 25, 1996 by the Company in favor of People's.

5. Escrow Agreement dated as of January 25, 1996 by and among Frank's, People's and Commonwealth Land Title Insurance Company.

6. The following arrangements with Peoples: (a) Mortgage and Security Agreement on property located in Kingston, New York; and (b) Assignment of Rents and Leases, each dated as of January 25, 1996 and governed by New York law.


FIRST UNION

1. Mortgage, Security Agreement and Assignment of Leases and Rents dated as of April 22, 1996 by and between Frank's and First Union National Bank of North Carolina ("First Union").

2. First Amendment to Mortgage and Security Agreement dated as of May 1, 1996 by and between Frank's and First Union.

3.   Guaranty dated as of April 22, 1996 by the Company in favor of First
     Union.

4. The following arrangements with First Union: (a) Promissory Notes in the original principal amount of $683,000 and $657,000; (b) related Mortgages, Security Agreements and Assignments of Leases and Rents on properties located in Louisville, Kentucky and Louisville, Kentucky; and
     (c) related Guaranty, all dated as of April 22, 1996 and governed by Kentucky law.

5. The following arrangements with First Union: (a) Promissory Notes in the original principal amount of $849,000 and $659,000; (b) related Mortgages, Security Agreements and Assignments of Leases and Rents on properties located in Flint, Michigan and Grand Rapids, Michigan; (c) related Guaranty, all dated as of April 22, 1996 and governed by Michigan law; and (d) Hazardous Substances Agreement dated April 22, 1996.

6. The following arrangements with First Union: (a) A Promissory Note in the original principal amount of $865,000; (b) related Mortgage, Security Agreement and Assignment of Leases and Rents on property located in Cincinnati, Ohio;(c) related Guaranty, all dated as of April 22, 1996 and governed by Ohio law; and (d) Hazardous Substances Agreement dated April 22, 1996.


NATIONAL REALTY FUNDING

     1. The following arrangements with National Realty Funding, L.L.C. relating to store # 601: (a) promissory note in the original principal amount of $1,625,000; (b) First Mortgage, Assignment of Rent, Security, Agreement and Fixture Filing dated August, 19, 1997; (c) Assignment of Rents, Leases and Profits dated August 19,

          1997; (d) Guaranty Agreement dated August 19, 1997; (e) Completion/Repair Escrow and Security Agreement dated August 19, 1997; (f) Borrower's Certificate of Representations and Warranties dated August 19, 1997; (g) Environmental Escrow Agreement dated August 19, 1997; and (h) Environmental Indemnity Agreement dated August 19, 1997.

NAD REALTY

     1. Mortgage dated August 4, 1994 made to N.A.D. Realty Co. Inc. relating to store #610.

     2. Mortgage Note in the original principal sum of $891,000 (current principal amount is $368,413.49)

     3. In a sale lease back transaction of the Store #601 Frank's will be paying of the Mortgage and Mortgage Note and each of the above two documents will be terminated.

                                 SCHEDULE 3.6

5. The Mortgaged-Backed Credit Agreement dated as of November 29, 1996, between Comerica Bank and the Company and Frank's Nursery & Crafts, Inc., as amended by the First Amendment to the Mortgage-Backed Credit Agreement dated as of June 13, 1997, between the Company and Frank's Nursery & Crafts, Inc. and Comerica Bank, as further amended by the Second Amendment to Mortgage-Backed Credit Agreement dated as of July 25, 1997, between the Company and Frank's Nursery & Crafts, Inc. and Comerica Bank.

                                 SCHEDULE 3.8

1. Store #644 - Newburg, New York. On February 25, 1997, Frank's entered into a sale-leaseback with Coburgh, L.L.C., a New York limited liability company. Coburgh paid Frank's $2,750,000 and Frank's entered into a triple net lease for 20 years with four five-year options. Rent for the entire term, including options, is $275,000. From the closing date through August 24, 1998, Coburgh has the right to terminate the lease by giving Frank's 6 months prior written notice. Upon receipt of this notice, Frank's can shorten the period to 2 months. After August 24, 1998, Frank's may purchase the property for $2,475,000. On November 18, 1997, Neil Borden, an officer of Coburgh, contacted the Company to ask if Frank's would be willing to set a termination date. The Company has not yet responded to this request.

2. Store #601 - Huntington, New York. On August 26, 1997, Frank's granted a mortgage to National Realty Funding, L.C., a Missouri limited liability corporation. The principal amount due under the Promissory
     Note is $1,625,000 at an interest rate of 9.10% payable on or before September 1, 2007. At closing, Frank's received $1,526,864.08, the principal sum adjusted after prorations. Also at closing, Frank's entered into escrow agreements to perform building repair and environmental work. This work is nearly completed and Frank's is entitled to receive $58,500.00.

3. Store #239 - Claymount, Delaware. On October 14, 1997, Frank's entered into a Lease Termination Agreement with its landlord, Northowne, Inc., a Delaware corporation, acting as Trustee under a Trust Agreement dated July 10, 1967. On October 14, 1997, Landlord paid Frank's $1,500,000.00 and placed $1,500,000 in escrow. On October 27, 1997, the lease terminated and Frank's received the escrow, along with $2,209.19, representing interest earned on the escrow.

4. Store #291 - Centereach, New York. On October 30, 1997, Frank's entered into a sale-leaseback with Frany Realty Co., LLC, a Delaware limited liability company. Frany paid Frank's $2,700,000 and Frank's has a triple net lease for 20 years along with four five-year options. Rent is calculated using an 11.25% cap rate with 10% increases every five years. The cap rate will increase to 11.50% if the White Plains transaction closes.

5. Store #610 - White Plains, New York. On October 30, 1997 Frank's signed an Agreement for Sale of Real Estate with S&D Realty, LLC, a Delaware limited liability company, for the sale-leaseback of the referenced store. S&D will pay $4,300,000 and Frank's will enter into a triple net lease for 22 years along with four five-year options. Rent is calculated using an 11.50% cap rate with 10% increases every five years. Closing is scheduled for December 22, 1997.

6. Third quarter operating results previously disclosed to Purchaser and The Cypress Group. Period 9 and Period 10 financial information previously disclosed to Purchaser and The Cypress Group.

7. The accelerated amortization in the third quarter of 1997 costs of certain system software.

                                 SCHEDULE 3.9

Principal Financial Securities, Inc. & Loeb Partners Corp. v. Sunbelt Nursery Group, Inc., General Host Corp., Lyndale Garden Center, Inc. and Timothy Duoss, District Court of Tarrant County, Texas

                                 SCHEDULE 3.10


Section 3.10(a)

Cudahy Hourly Employee Pension Plan
General Host Corporation Profit Sharing and Savings Plan
Group Insurance Plan for General Host & Its Subsidiaries
Business Travel Accident Insurance Plan for Employees of General Host
Corporation
Personal Accident Insurance Plan
General Host Corporation Medical Plan
General Host Corporation Premium Conversion Plan

General Host Corporation 1986 Stock Incentive Plan
General Host Corporation 1996 Stock Incentive Plan
General Host Corporation Directors' Stock Option Plan
General Host Corporation 1994 Non-Employee Directors Stock Option Plan

Stock Purchase Plan
Vacation Policy
Paid Holidays
Floating Holidays
Bereavement Pay
Jury and Witness Duty
Short-term Disability Benefits
Salary Continuation Plan
Discounted Employee Purchases

General Release, Settlement and Termination Agreement between Frank's Nursery & Crafts, Inc. and Local 337, International Brotherhood of Teamsters dated January 17, 1997

Director Retirement Policy

Employment Agreement between General Host Corporation and Harris J. Ashton made as of January 1, 1992; and First Amendment thereto made as of June 30, 1997

Letters to Phil Roos dated August 14, 1997 and August 21, 1997 from Frank's Nursery & Crafts

Letter to Raymond E. Boley dated September 24, 1997 from Frank's Nursery &
Crafts

Letter to Christine Morrisroe dated August 25, 1997 from Frank's Nursery &
Crafts

Trust Agreement made as of November 1, 1989 between General Host Corporation and William F. Downey, as Trustee of the trust created under Agreement dated August 9, 1989 between Harris J. Ashton, Grantor, and William F. Downey, Trustee

Severance obligations to the following terminated employees:

     Donna Taylor    -  $1,038.47 per week; payments end January 2, 1998;
     Chris Bogulaski -  $807.70 per week; payments end February 6, 1998; and

     Dave Strang     -  $3,884.62 every two weeks; payments end December 4,
                        1997.

Forgiveness of debt as follows:

     As previously disclosed to Purchaser, from January 1, 1997 to the date hereof, the Company has forgiven (in the case of item (i)) or will forgive upon a change in control of the Company (in the case of item
     (ii)) the following individuals the indicated amounts with respect to loans made to them to facilitate the exercise of Options:

          (i)   During the second quarter of 1997:  Ashton - $1,248,868; and

          (ii) On July 7, 1997, the following amounts, plus interest, plus defraying the Company's tax withholding obligation to the extent shown in the examples attached to the July 7, 1997 letter to each individual: Boyd - $44,744.21; Dickenson - $5,108,25; Herzog - $15,097.51; Hilsenbeck - $14,943.93; Simpson - $90,351.05;
          Lovejoy -$151,613.83.

Severance Agreements (of which the Purchaser has received the following written summary and which Company will confirm in a subsequent writing with the respective individuals):

          General Host Corporation (the "Company") has severance agreements with the following four executives (the "Executives") of the Company and its subsidiary, Frank's Nursery & Crafts, Inc. (the "Subsidiary"):

             Robert M. Lovejoy, Jr. -
               Vice President and Treasurer of the Company and the Subsidiary;
             James R. Simpson -
               Vice President and Controller of the Company and Vice President Finance of the Subsidiary;
             J. Theodore Everingham -
               Vice President, General Counsel and Secretary of the Company and Vice President and General Counsel of the Subsidiary; and
             Ernest W. Townsend -
               Executive Vice President of the Company and President and Chief Operating Officer of the Subsidiary.

     The primary provisions of the severance agreements are as follows:

     1. Severance benefits are payable only in the event of a qualifying termination of employment which occurs between the date of the execution of the Merger Agreement and the first anniversary of the Effective Time (as defined in the Merger Agreement).

     2. Qualifying terminations of employment will consist only of either termination by the Company without "Cause" (as defined below) or termination by the Executive with "Good Reason" (as defined below).

     3. Within five days after a qualifying termination of an Executive's employment, the Company will pay the Executive a lump sum, based on the Executive's "Salary" (defined as the higher of the Executive's base salary immediately prior to the execution of the Merger Agreement or the Executive's base salary immediately prior to his termination of employment). In the case of Mr. Lovejoy, the lump sum will equal one year's Salary. In the case of Messrs. Simpson, Everingham and Townsend, the lump sum will equal six months' Salary.

     4. The Company will also pay all COBRA premiums for and provide to each Executive who has a qualifying termination of employment continuing medical insurance benefits which are substantially similar to the benefits provided him immediately prior to the date of execution of the Merger Agreement (including any coverage for spouse and dependents) for a period of one year.

     5. "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties after a specific written demand for substantial performance is delivered to the Executive by the Board of Directors, or (ii) the willful engaging by the Executive in conduct which is demonstrably injurious to the Company, the Surviving Corporation or its subsidiaries.

     6. "Good Reason" shall mean any of the following: (i) a reduction in the Executive's base salary; (ii) the assignment of any duties inconsistent with the Executive's position (as described above) or a substantial adverse alteration in the nature or status of the Executive's responsibilities, or (iii) relocation of the Executive's primary place of employment to a location more than twenty-five miles from the Executive's principal place of employment immediately prior to the date of execution of the Merger Agreement.

Section 3.10(e)

Obligation to Directors with respect to life insurance pursuant to resolution of the Board of Directors:

    Until all Directors serving on November 21, 1997 (the "Current Directors") have terminated their service as Directors, the Company shall take all commercially reasonable steps to continue to make third-party life insurance company coverage available to each Current Director who continues to serve as a Director on a basis no less favorable (including, without limitation, face amount of coverage and allocation of cost) than the current basis, and the Company shall use its best efforts to maintain the feature of its group life insurance policy which enables a Director whose service is terminated to obtain continuing life insurance in the same face amount as his coverage immediately prior to termination without a physical examination, at the insurer's normal individual rates and at the expense of the Director;

Obligation to certain Directors with respect to retirement benefit pursuant to Director Retirement Policy and resolution of the Board of Directors:

    Each non-employee Director whose "Eligibility Date" (as defined in the Director Retirement Policy) has occurred prior to November 21, 1997 shall receive, upon his respective future termination of service as a Director, whenever occurring, annual retainer fees in the respective amount and manner and for the respective period of time provided by the Director Retirement Policy.

                                 SCHEDULE 3.11


1.   See attached schedule.

                        FRANK'S NURSERY & CRAFTS, INC.
                             STATUS OF TAX AUDITS


SALES TAX-OPEN TAX YEARS
------------------------
                   STATE OF
                   -----------------------------------------------------------------------------------------
                   CT   DE    FL   IL   IN    KY    MA   MD    MI    MN    MO    NJ    NY    OH     PA   VA
FYE/LMT YRS        3    5     3    3    4     3     4     4    3.5   3     4     3      4     5      3    3
------------------------------------------------------------------------------------------------------------
          JAN  98  X    X     X    X     X    X     X     X    P2    X      X     X     X     X      X    X
          JAN  97  X    X     X    X     X    X     X     X          X      X     X     X    P4      X    X
          JAN  96  X    X     X    X     X    X     X     X          X      X     X    P3           P5    X
          JAN  95  P1   X     X    X     X    X     X     X          X      X     X                       X
          JAN  94                  L          X           X                       X

                   X    Open Year
                   L    Extended statute of limitation for period 11/93 through 8/97 to 6/96
                   P1   Closed through 12/94
                   P2   Closed through 06/97
                   P3   Closed through 05/95
                   P4   Closed through 12/98
                   P5   Closed through 09/30/95



INCOME TAX-OPEN TAX YEARS
-------------------------
             JURISDICTION
             ----------------------------------------------------------------------------------------------------------------------
             CT   DE   FL  IL   IN  KY  MA  MD  MI    MN  MO  NJ   NY   OH   PA   VA    US   NYC   PHILLY  KY       MI       OH
                                                                                                           CITIES   CITIES   CITIES
FYE/LMT YRS  3    3    5   3    3    4   3   4   4   3.5   3   4   3    4    5    3     3    3     5       4        4        4
-----------------------------------------------------------------------------------------------------------------------------------
    JAN  98  X    X    X   X    X    X   X   X   X    X    X   X   X    X    X    X     X    X     X       X        X        X
    JAN  97  X    X    X   X    X    X   X   X   X    X    X   X   X    X    X    X     X    X     X       X        X        X
    JAN  96  X    X    X   X    X    X   T1  X   T2   X    X   X   X    X    X    X     X    X     X       X        X        X
    JAN  95  X    X    X   X    X    X   T1  X   T2   X    X   X   X    X    X    X     X    X     X       X        X        X
    JAN  94            X             X       X   T2   X        X   E2   X    X                     X       X        X        X
    JAN  93            X             E1                                      X               U     X
    JAN  92                                                                                  U
                   X    Open Year
                   E1   Extended statute of limitation for year ended 1/93 to 12/97
                   E2   Extended statute of limitation for year ended 1/94 to 6/98
                   T1   Oral statement by auditor of no change.  No written confirmation.
                   T2   Settlement with no change.  Awaiting confirmation.
                   U    Unsettled audit.




CURRENT AUDITS UNDERWAY
-----------------------
             JURISDICTION
             ----------------------------------------------------------------------------------------------------------------------
             CT   DE   FL  IL   IN  KY  MA  MD  MI    MN  MO  NJ   NY   OH   PA   VA    US   NYC   PHILLY  KY       MI       OH
                                                                                                           CITIES   CITIES   CITIES
-----------------------------------------------------------------------------------------------------------------------------------
Sales & Use                X
Income/                             X                              X                         X
Franchise

               GENERAL HOST AND SUBSIDIARIES OTHER THAN FRANK'S
                             STATUS OF TAX AUDITS


INCOME TAX-OPEN TAX YEARS
-------------------------
                  JURISDICTION
                  ---------------------------------------------------------------------------------------------------
                  AZ      CT      DE      FL       IL      KS       LA       MI       NJ        NY       NYC      US
FYE/LMT YRS       3       3       3       5        3       3        4        4        4         3         3       3
---------------------------------------------------------------------------------------------------------------------
    JAN  98       X       X       X       X        X       X        X        X        X         X         X       X
    JAN  97       X       X       X       X        X       X        X        X        X         X         X       X
    JAN  96       X       X       X       X        X       X        X        X        X         X         X       X
    JAN  95       X       X       X       X        X       X        X        X        X         X         X       X
    JAN  94                               X                         X        X        X         X
    JAN  93                               X

                            X   Open Year


General Host's consolidated Federal return was last audited for the year ended January 31, 1998. The above jurisdictions represent the group on a combined basis. Separate members are not included in every jurisdiction.

All years for General Host and subsidiaries, other than Frank's, are open for the years that falls within the statute of limitations (See limits above).


CURRENT AUDITS UNDERWAY
-----------------------
                                 JURISDICTION
                                 -------------------------------------------------------------------------------------------------
                                 AZ      CT      DE      FL       IL      KS       LA       MI       NJ        NY       NYC    US
                                 3        3      3       5        3       3        4        4        4         3        3      3
----------------------------------------------------------------------------------------------------------------------------------
General Host 02/01/93-01/30/94                                                                                          X


                                 SCHEDULE 3.14


1. The Mortgaged-Backed Credit Agreement dated as of November 29, 1996, between Comerica Bank and the Company and Frank's Nursery & Crafts, Inc., as amended by the First Amendment to the Mortgage-Backed Credit Agreement dated as of June 13, 1997, between the Company and Frank's Nursery & Crafts, Inc. and Comerica Bank, as further amended by the Second Amendment to Mortgage-Backed Credit Agreement dated as of July 25, 1997, between the Company and Frank's Nursery & Crafts, Inc. and Comerica Bank.

                                 SCHEDULE 3.16


Section 3.16(a)

Recent Real Estate Transactions

1. Store #644 - Newburg, New York. On February 25, 1997, Frank's entered into a sale-leaseback with Coburgh, L.L.C., a New York limited liability company. Coburgh paid Frank's $2,750,000 and Frank's entered into a triple net lease for 20 years with four five-year options. Rent for the entire term, including options, is $275,000. From the closing date through August 24, 1998, Coburgh has the right to terminate the lease by giving Frank's 6 months prior written notice. Upon receipt of this notice, Frank's can shorten the period to 2 months. After August 24, 1998, Frank's may purchase the property for $2,475,000. On November 18, 1997, Neil Borden, an officer of Coburgh, contacted the Company to ask if Frank's would be willing to set a termination date. The Company has not yet responded to this request.

2. Store #601 - Huntington, New York. On August 26, 1997, Frank's granted a mortgage to National Realty Funding, L.C., a Missouri limited liability corporation. The principal amount due under the Promissory
     Note is $1,625,000 at an interest rate of 9.10% payable on or before September 1, 2007. At closing, Frank's received $1,526,864.08, the principal sum adjusted after prorations. Also at closing, Frank's entered into escrow agreements to perform building repair and environmental work. This work is nearly completed and Frank's is entitled to receive $58,500.00.

3. Store #239 - Claymount, Delaware. On October 14, 1997, Frank's entered into a Lease Termination Agreement with its landlord, Northowne, Inc., a Delaware corporation, acting as Trustee under a Trust Agreement dated July 10, 1967. On October 14, 1997, Landlord paid Frank's $1,500,000.00 and placed $1,500,000 in escrow. On October 27, 1997, the lease terminated and Frank's received the escrow, along with $2,209.19, representing interest earned on the escrow.

4. Store #291 - Centereach, New York. On October 30, 1997, Frank's entered into a sale-leaseback with Frany Realty Co., LLC, a Delaware limited liability company. Frany paid Frank's $2,700,000 and Frank's has a triple net lease for 20 years along with four five-year options. Rent is calculated using an 11.25% cap rate with 10% increases every five years. The cap rate will increase to 11.50% if the White Plains transaction closes.

5. Store #610 - White Plains, New York. On October 30, 1997 Frank's signed an Agreement for Sale of Real Estate with S&D Realty, LLC, a Delaware limited liability company, for the sale-leaseback of the referenced store. S&D will pay $4,300,000 and Frank's will enter into a triple net lease for 22 years along with four five-year options. Rent is calculated using an 11.50% cap rate with 10% increases every five years. Closing is scheduled for December 22, 1997.


Mortgages and other Encumbrances (See also encumbrance granted above under paragraph 2, Store #601)

I.   Met Life

     1. Commercial Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of August 31, 1995 by and between Frank's Nursery & Crafts, Inc. ("Frank's") and MetLife Capital Financial Corporation ("MetLife").

     2. Security Agreement dated as of August 31, 1995 by and between Frank's and MetLife.

     3. Assignment of Rents and Leases dated as of August 31, 1995 by and between Frank's and MetLife.

     4. Guaranty dated as of August 31, 1995 by the Company in favor of MetLife.

     5. The following arrangements with MetLife: (a) Promissory notes in the original principal amounts of $975,000, $937,000, $825,000 and $825,000; (b) related Commercial Mortgages on properties located in Merrilville, Indiana, Columbus, Indiana, South Bend, Indiana, and Michigan City, Indiana, respectively; (c) related Security Agreements; (d) related Assignments of Rents and Leases; (e) related Guaranties, all dated August 31, 1995 and governed by Indiana law; (f) borrower's certificate dated August 31, 1995; and
          (g) certificate of hazardous substances dated August 31, 1995.

     6. The following arrangements with MetLife: (a) Promissory notes in the original principal amounts of $660,000, $675,000, $690,000 and $825,000; (b) related Commercial Mortgages on properties located in Waukegan, Illinois, Evergreen Park, Illinois, St. Charles, Illinois and Naperville, Illinois, respectively; (c) related Security Agreements; (d) related Assignments of Rents and Leases; (e) related Guaranties, all dated August 31, 1995 and governed by Illinois law; (f) borrower's certificate dated August 31, 1995 and
          (g) certificate of hazardous substances dated August 31, 1995.

     7. The following arrangements with MetLife: (a) A promissory note in the original principal amount of $855,000; (b) related Commercial Mortgage on property located in Coon Rapids, Minnesota; (c) related Security Agreement; (d) related Assignment of Rents and Leases; (e) related Guaranty, all dated August 31, 1995 and governed by Minnesota law; (f) borrower's certificate dated August 31, 1995 and
          (g) certificate of hazardous substances dated August 31, 1995.

     8. The following arrangements with MetLife: (a) A promissory note in the original principal amount of $1,200,000; (b) related Commercial Mortgage on property located in Franklin, Ohio; (c) related Security Agreement; (d) related Assignment of Rents and Leases; (e) related Guaranty, all dated August 31, 1995 and governed by Ohio law; (f) borrower's certificate dated August 31, 1995 and (g) certificate of hazardous substances dated August 31, 1995.

     9. The following arrangements with MetLife: (a) Promissory notes in the original principal amounts of $1,125,000 and $1,125,000; (b) related Commercial Mortgages on properties located in Clinton Township, Michigan and Canton Township, Michigan, respectively; (c) related Security Agreements; (d) related Assignments of Rents and

          Leases; (e) related Guaranties, all dated August 31, 1995 and governed by Michigan law; (f) borrower's certificate dated August 31, 1995 and (g) certificate of hazardous substances dated August 31, 1995.

II.  Peoples

     1. Mortgage Note in the original principal amount of $4,950,000 dated January 25, 1996 from Frank's to People's Bank ("Peoples").

     2. Mortgage Deed and Security Agreement dated as of January 25, 1996 by and between Frank's and People's.

     3. Assignment of Rents and Leases dated as of January 25, 1996 by and between Frank's and People's.

     4. Guaranty and Indemnity Agreement dated as of January 25, 1996 by the Company in favor of People's.

     5. Escrow Agreement dated as of January 25, 1996 by and among Frank's, People's and Commonwealth Land Title Insurance Company.

     6. The following arrangements with Peoples: (a) Mortgage and Security Agreement on property located in Kingston, New York; and (b) Assignment of Rents and Leases, each dated as of January 25, 1996 and governed by New York law.


III. Midland

     1. Promissory Note in the original principal amount of $682,878 dated March 14, 1996 from Frank's Nursery & Crafts, Inc. ("Frank's") to Midland Loan Services, L.P. ("Midland") relating to the Grand Rapids, MI store.

     2. Mortgage, Security Agreement and Assignment of Leases and Rents dated as of March 14, 1996 by and between Frank's and Midland relating to the Grand Rapids, MI store.

     3. Assignment of Rents and Leases dated as of March 14, 1996 by and between Frank's and Midland relating to the Grand Rapids, MI store.

     4. Guaranty dated as of March 14, 1996 by the Company in favor of Midland relating to the Grand Rapids, MI store.

     5. Escrow Agreement dated as of March 14, 1996 by and between Frank's and Midland in its capacities as lender and escrow agent relating to the Grand Rapids, MI store.

     6. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $867,548, $862,893, $857,318 and $883,802; (b) related Mortgages on properties located in Libertyville, Illinois, Lake Zurich, Illinois, Crystal Lake, Illinois and Schaumburg, Illinois, respectively; (c) related Assignments of Rents and Leases; (d) related Guaranties; (e) related Escrow Agreements, all dated January 26, 1996 and governed by Illinois law; (f) borrower's certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

     7. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $726,793 and $1,330,423; (b) related Mortgages on properties located in Battle Creek, Michigan and Bloomfield Township, Michigan, respectively; (c) related Assignments of Rents and Leases; (d) related Guaranties; (e) related Escrow Agreements, all dated January 26, 1996 and governed by Michigan law; (f) borrower's certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

     8. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $956,708, $909,974 and $849,344;
          (b) related Mortgages on properties located in Roseville, Minnesota, Eden Prairie, Minnesota and Eagan, Minnesota, respectively; (c) related Assignments of Rents and Leases; (d) related Guaranties; (e) related Escrow Agreements, all dated January 26, 1996 and governed by Minnesota law;(f) borrower's certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

     9. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $730,026, $734,319 and $753,432;
          (b) related Mortgages on properties located in Bridgeton, Missouri, St. Charles, Missouri and St. Charles, Missouri, respectively; (c) related Assignments of Rents and Leases; (d) related Guaranties;
          (e) related Escrow Agreements, all dated January 26, 1996 and governed by Missouri law;(f) borrower's certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

     10. The following arrangements with Midland: (a) Promissory notes in the original principal amounts of $1,280,990, $1,379,474 and $1,316,019; (b) related Mortgages on properties located in Deptford, New Jersey, Bridgewater, New Jersey and Bricktown, New Jersey, respectively; (c) related Assignments of Rents and Leases;
          (d) related Guaranties; (e) related Escrow Agreements, all dated January 26, 1996 and governed by New Jersey law; (f) borrower's certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

     11. The following arrangements with Midland: (a) A promissory note in the original principal amount of $1,373,432; (b) related Mortgage on property located in Staten Island, New York; (c) related Assignment of Rents and Leases; (d) related Guaranty; (e) related Escrow Agreement, all dated January 26, 1996 and governed by New York law; (f) borrower's certificate dated January 26, 1996; and
          (g) Environmental Indemnity Agreement dated January 26, 1996.

     12. The following arrangements with Midland: (a) A promissory note in the original principal amount of $892,829; (b) related Mortgage on property located in Brookhaven, Pennsylvania; (c) related Assignment of Rents and Leases; (d) related Guaranty; (e) related Escrow Agreement, all dated January 26, 1996 and governed by Pennsylvania law; (f) borrower's certificate dated January 26,

          1996; and (g) Environmental Indemnity Agreement dated January 26,
          1996.

     13. The following arrangements with Midland: (a) Amended and Restated Promissory Note in the original principal amount of $2,583,273.69 dated as of December 1, 1995 from Frank's to Midland Commercial Financing Corp; (b) related Mortgages dated as of October 16, 1995, as amended as of December 1, 1995 on properties located in Okemos, Michigan and Joliet, Illinois; (c) related Assignments of Rents and Leases dated as of October 16, 1995, as amended as of December 1, 1995; (d) Amended and Restated Guaranty dated as of December 1, 1995 from the Company in favor of Midland Commercial Financing Corp.; (e) related Escrow Agreements dated as of October 13, 1995;
          (f) borrower's certificate dated January 26, 1996; and (g) Environmental Indemnity Agreement dated January 26, 1996.

IV.  First Union

     1. Mortgage, Security Agreement and Assignment of Leases and Rents dated as of April 22, 1996 by and between Frank's and First Union National Bank of North Carolina ("First Union").

     2. First Amendment to Mortgage and Security Agreement dated as of May 1, 1996 by and between Frank's and First Union.

     3. Guaranty dated as of April 22, 1996 by the Company in favor of First Union.

     4. The following arrangements with First Union: (a) Promissory Notes in the original principal amount of $683,000 and $657,000; (b) related Mortgages, Security Agreements and Assignments of Leases and Rents on properties located in Louisville, Kentucky and Louisville, Kentucky; (c) related Guaranty, all dated as of April 22, 1996 and governed by Kentucky law; and (d) Hazardous Substance Agreements, dated April 22, 1996.

     5. The following arrangements with First Union: (a) Promissory Notes in the original principal amount of $849,000 and $659,000; (b) related Mortgages, Security Agreements and Assignments of Leases and Rents on properties located in Flint, Michigan and Grand Rapids, Michigan; (c) related Guaranty, all dated as of April 22, 1996 and governed by Michigan law; and (d) Hazardous Substance Agreements, dated April 22, 1996.

     6. The following arrangements with First Union: (a) A Promissory Note in the original principal amount of $865,000; (b) related Mortgage, Security Agreement and Assignment of Leases and Rents on property located in Cincinnati, Ohio; (c) related Guaranty, all dated as of April 22, 1996 and governed by Ohio law; and (d) Hazardous Substance Agreements, dated April 22, 1996.

V.   Comerica

     1. Mortgage-backed Credit Agreement in the aggregate face amount of $40,000,000 dated as of November 29, 1996 by and between the Company, Frank's Nursery & Crafts, Inc. ("Frank's") and Comerica Bank ("Comerica").

     2. First Amendment to Mortgage-Backed Credit Agreement dated as of June 13, 1997, between the Company and Frank's Nursery & Crafts, Inc. and Comerica Bank.

     3. Second Amendment to Mortgage-Backed Credit Agreement dated as of July 25, 1997, between the Company and Frank's Nursery & Crafts, Inc. and Comerica Bank.

     4. Mortgage-Backed Note in the original principal amount of $25,000,000 dated as of November 29, 1996 by and between the Company, Frank's and Comerica.

     5. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement dated as of November 29, 1996 by and between Frank's and Comerica.

     6. Guaranty dated as of November 29, 1996 by the Company in favor of Comerica.

     7. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Milford, Connecticut, dated November 29, 1996 and governed by Connecticut law.

     8. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in St. Petersburg, Florida, New Port Richey, Florida, Largo, Florida, Tampa, Florida, Tampa, Florida, Bradenton, Florida and Clearwater, Florida, all dated November 29, 1996 and governed by Florida law.

     9. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Bedford Park, Illinois, dated November 29, 1996 and governed by Illinois law.

     10. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Fort Wayne, Indiana, Fort Wayne, Indiana and Mishawaka, Indiana, all dated November 29, 1996 and governed by Indiana law.

     11. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Florence, Kentucky, dated November 29, 1996 and governed by Kentucky law.

     12. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Owings Mills, Maryland, dated November 29, 1996 and governed by Maryland law.

     13. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Tauton, Massachusetts, Brockton, Massachusetts, Hadley, Massachusetts, Springfield, Massachusetts and Westfield, Massachusetts, all dated November 29, 1996 and governed by Massachusetts law.

     14. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Dearborn Heights, Michigan, Saginaw, Michigan, Saginaw, Michigan, Utica, Michigan, Grandville, Michigan, Flint, Michigan, Warren, Michigan, Bay City, Michigan, Lincoln Park, Michigan, Portgage, Michigan, Lansing, Michigan and Norton Shores, Michigan, all dated November 29, 1996 and governed by Michigan law.

     15. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Bloomington, Minnesota, Blain, Minnesota and St. Paul, Minnesota all dated November 29, 1996 and governed by Minnesota law.

     16. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Ballwin, Missouri, dated November 29, 1996 and governed by Missouri law.

     17. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Sea Girt, New Jersey, West Long Beach Branch, New Jersey, Kenvil, New Jersey, Hazlet, New Jersey and Howell, New Jersey, all dated November 29, 1996 and governed by New Jersey law.

     18. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Columbus, Ohio, Columbus, Ohio, Columbus, Ohio, Toledo, Ohio, Toledo, Ohio, Northwood, Ohio, Springfield, Ohio, Cincinnati, Ohio, Cincinnati, Ohio and Huber Heights, Ohio, all dated November 29, 1996 and governed by Ohio law.

     19. Mortgage, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement on property located in Philadelphia, Pennsylvania and Exton, Pennsylvania, both dated November 29, 1996 and governed by Pennsylvania law.

VI National Realty Funding

     1. The following arrangements with National Realty Funding, L.L.C. relating to store # 601: (a) promissory note in the original principal amount of $1,625,000; (b) First Mortgage, Assignment of Rent, Security, Agreement and Fixture Filing dated August, 19, 1997; (c) Assignment of Rents, Leases and Profits dated August 19, 1997; (d) Guaranty Agreement dated August 19, 1997; (e) Completion/Repair Escrow and Security Agreement dated August 19, 1997; (f) Borrower's Certificate of Representations and Warranties dated August 19, 1997; (g) Environmental Escrow Agreement dated August 19, 1997; and (h) Environmental Indemnity Agreement dated August 19, 1997.


VII NAD Realty

     1. Mortgage dated August 4, 1994 made to N.A.D. Realty Co. Inc. relating to store #610.

     2. Mortgage Note in the original principal sum of $891,000 (current principal amount is $368,413.49)

     3. In a sale lease back transaction of the Store #601 Frank's will be paying of the Mortgage and Mortgage Note and each of the above two documents will be terminated.

Section 3.16(c)

     20. Store #644 - Newburg, New York. On February 25, 1997, Frank's entered into a sale-leaseback with Coburgh, L.L.C., a New York limited liability company. Coburgh paid Frank's $2,750,000 and Frank's entered into a triple net lease for 20 years with four five-year options. Rent for the entire term, including options, is $275,000. From the closing date through August 24, 1998, Coburgh has the right to terminate the lease by giving Frank's 6 months prior written notice. Upon receipt of this notice, Frank's can shorten the period to 2 months. After August 24, 1998, Frank's may purchase the property for $2,475,000. On November 18, 1997, Neil Borden, an officer of Coburgh, contacted the Company to ask if Frank's would be willing to set a termination date. The Company has not yet responded to this request.

     21. Store #610 - White Plains, New York. On October 30, 1997 Frank's signed an Agreement for Sale of Real Estate with S&D Realty, LLC, a Delaware limited liability company, for the sale-leaseback of the referenced store. S&D will pay $4,300,000 and Frank's will enter into a triple net lease for 22 years along with four five-year options. Rent is calculated using an 11.50% cap rate with 10% increases every five years. Closing is scheduled for December 22, 1997.

     22. Store #291 - Centereach, New York. Frany Realty Co., LLC, a Delaware limited liability company has a right of first refusal to purchase an adjoining parcel that is not currently being used as part of Store #291.

                                 SCHEDULE 3.19


1. Five-year loans to Scott A. Hesler of $54,625.00 (with annual 6% interest rate) to cover the exercise price of an option to purchase 10,000 shares of General Host Corporation stock and $4,990.19 to pay out related income tax withholding obligations.

2. Extension of the following notes, granted to finance the purchase of General Host Corporation stock, of seven key employees for five years from maturities in September and October 1995:


                                                            Previous
            Employee                  Amount              Maturity Date


            Bill Boyd                 $24,137.44            10/08/95
            Eric Dickenson              5,108.25            10/09/95
            Sue Hilsenbeck              4,944.75            10/21/95
            Ed Jackson                  9,582.50            10/09/95
            Jim Simpson                19,088.80            09/25/95
            Dave Strang                 4,412.00            10/30/95
            Ron Taylor                  4,662.19            10/11/95

3. Exchange by Frank's Nursery & Crafts, Inc. of Harris J. Ashton's $628,956 principal amount promissory note (with annual 6.00 interest rate) payable to Frank's Nursery & Crafts, Inc., dated February 6, 1992, due August 22, 1995 for a new promissory note payable to Frank's Nursery & Crafts, dated August 22, 1995, due August 22, 2000 in the same principal and interest rate.

4. Payment of Harris J. Ashton's $1,356,252.50 note (with 6.00 annual interest rate) payable to General Host Corporation, dated March 21, 1991, due March 6, 1996 with the proceeds of a loan to him from Frank's Nursery & Crafts, which loan was evidenced by his promissory note dated March 6, 1996, payable to Frank's Nursery & Crafts on or before March 6, 2001, in the principal amount equal to the unpaid principal balance of the old note, bearing interest at the same rate and containing substantially the same terms as the old note.

5. Extension of Robert M. Lovejoy, Jr.'s stock purchase loan with the principal amount of $38,337.50 under the Key Employee Loan Program of General Host Corporation for five years from April 4, 1996.

6. Issuance of options under the 1986 Stock Incentive Plan to Harris J. Ashton to purchase 540,000 shares of General Host Corporation stock at an exercise price per share equal to the average of the highest and lowest selling prices of one share of General Host's common stock on the New York Stock Exchange - Composition Transactions Index on the date of grant, conditioned upon his surrender and cancellation of then outstanding options for the same number of shares at higher prices.

7. Extension of the following notes given to finance the purchases of General Host Corporation stock under the Key Employee Loan Program of General Host Corporation for five years from maturities in March and April 1997:

                                                             Previous
            Employee                Principal Amount       Maturity Date

            William C. Boyd           $20,606.77             03/23/97
            Susan M. Hilsenbeck         9,999.18             03/15/97
            Robert M. Lovejoy, Jr.     49,851.33             03/08/97
            James R. Simpson           21,394.25             04/06/97

8. Reduction of the aggregate principal amount of the following three outstanding promissory notes to Harris J. Ashton to an amount equal to the aggregate fair market value on June 2, 1997 of the shares of Common Stock of General Host Corporation purchased with the proceeds of such notes:

                Date of                       Original Principal
             Existing Note                 Amount of Existing Note

             12/30/92                          $  495,000.00
             08/22/95                             628,956.00
             12/30/96                           1,356,252.50
                                               _____________
                                               $2,480,208.50

9. Approval of forgiveness of the following outstanding notes to key employees of the General Host Corporation and Frank's Nursery & Crafts in the event of a change of control of the Corporation:

              Name  of                  Date of          Original Principal
              Employee                Existing Note        Amount of Note

              William C. Boyd         10/09/95              $ 24,137.44
                                      03/23/97                20,606.77
                                                              _________
                                                              44,744.21

              Eric H. Dickenson       10/10/95                 5,108.25

              Julie Herzog             07/26/94               15,097.51

              Susan M. Hilsenbeck      10/21/95                4,944.75
                                       03/15/97                9,999.18
                                                              _________
                                                              14,943.93

              Robert M. Lovejoy, Jr.   03/22/93               40,675.00
                                       11/30/94               22,750.00
                                       04/04/96               38,337.50
                                       03/08/97               49,851.33
                                                             __________
                                                             151,613.83

              James R. Simpson         05/26/94               31,740.00
                                       03/13/95               18,128.00
                                       09/25/95               19,088.80
                                       04/06/97               21,394.25
                                                              _________
                                                              90,351.05

10. On June 30, 1997 the Employment Agreement dated January 1, 1992, between the Corporation and Harris J. Ashton was amended to provide for a three year extension from its expected expiration on December 31, 1997; a 5% increase in his base salary each year of such extended period and reimbursement for any attorney's fees and related out-of-pocket expenses that he incurred in connection with negotiation of the new agreement.

                                 Schedule 3.21

Other information not relating to brokers finders or investment bankers:

         The Company entered into an engagement letter with Skadden, Arps, Slate, Meagher & Flom LLP on November 10, 1997 pursuant to which the Company agreed to a fee ranging between $1.5 million and $2 million, plus reimbursement of charges and disbursements.